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                    ACQUISITION AGREEMENT AND PLAN OF MERGER

                                  By and Among

             QuadraMed Corporation and HRM Acquisition Corporation,

                                       and

            Healthcare Revenue Management, Inc. and Its Stockholders

                                      Dated

                               September 24, 1997

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                    ACQUISITION AGREEMENT AND PLAN OF MERGER

        This Acquisition Agreement and Plan of Merger (the "Agreement") is entered into on September 24, 1997 by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and HRM Acquisition Corporation, a Delaware corporation ("Acquisition Co."), on the one hand, and Healthcare Revenue Management, Inc., a Nevada corporation (the "Company"), and Steven D. McCoy, U.S. Clearing Corp. Custodian FBO Steven D. McCoy IRA, U.S. Clearing Corp. Custodian FBO Georgia A. Hansen IRA, William Allen, Paine Webber Custodian
FBO Karen Allen IRA, Paine Webber Custodian FBO William Allen III IRA, Miriam
G. Gearhart and Joseph F. Nitto (individually, a "Management Stockholder" and collectively, the "Management Stockholders"), David R. Holbrooke, Richard S. Griffith, Dean Witter Custodian FBO Richard S. Griffith IRA, Jay Richard Strauss FBO Colin R. Holbrooke Trust, Michael D. Morf, U.S. Clearing Corp. Custodian FBO Robert T. Angle and Elizabeth S. Roberts, who, together with the Management Stockholders, constitute a majority of the stockholders of the Company (each, a "Majority Stockholder" and collectively, the "Majority Stockholders").

        WHEREAS, QuadraMed is a duly incorporated Delaware corporation engaged in the healthcare electronic data interchange and healthcare accounts receivable management businesses.

        WHEREAS, Acquisition Co. is a duly incorporated Delaware subsidiary corporation formed by QuadraMed for the purpose of the share exchange and merger contemplated by this Agreement, with authorized capital stock consisting of 1,000 shares of Common Stock, $0.001 par value, all of which are owned by QuadraMed.

        WHEREAS, the Company is a duly incorporated Nevada corporation engaged in the healthcare accounts receivable management business, with authorized capital stock consisting of 50,000,000 shares of Common Stock, $0.001 par value, of which 12,562,284 shares are duly and validly issued, outstanding and entitled to vote as of September 23, 1997, and 2,000,000 shares of Series A Preferred Stock, $0.001 par value, of which -0- shares are duly and validly issued, outstanding and entitled to vote as of September 23, 1997.

        WHEREAS, the Board of Directors of the Company has approved the acquisition of the Company by Acquisition Co. via the initial step of a share exchange between Acquisition Co. and the Majority Stockholders (the "Exchange") followed by a merger of the Company with and into Acquisition Co. (the "Merger"), and pursuant to the terms and subject to the conditions of this Agreement.

        WHEREAS, for federal income tax purposes, it is intended that the Exchange shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below).




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        WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Exchange and the Merger and also to prescribe certain conditions to the Exchange and the Merger.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

                                   ARTICLE I.
                                   DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

        1.1 "Acquisition Co. Common Stock" shall mean the Common Stock of Acquisition Co., $0.001 par value.

        1.2 "Certificate of Merger" shall refer to Exhibit "A" attached hereto.

        1.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

        1.4 "Company Common Stock" shall mean the Common Stock of the Company, $0.001 par value.

        1.5 "Company Financial Statements" shall mean the audited balance sheets of the Company as of December 31, 1996 and December 31, 1995 for the twelve (12) month periods then ended and the related statements of operations, stockholders' equity and cash flows for the periods then ended, and the unaudited balance sheet of the Company as of July 31, 1997 for the seven (7) month period then ended and the related statement of operations, stockholders' equity and cash flows for the period then ended, each as prepared by Smith & Company, independent certified public accountants to the Company, including notes thereto.

        1.6 "Contract" shall mean any written or oral contract, lease, policy, commitment, sales order, purchase order, indenture, mortgage, note, bond, instrument, license or other agreement.

        1.7 "DGCL" shall mean the Delaware General Corporate Law, as amended.

        1.8 "Effective Date" shall mean the date and time the Certificate of Merger is filed with both the Delaware and Nevada Secretaries of State.

        1.9 "Employee Benefit Plan(s)" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice or arrangement

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providing compensation or other benefits to any current or former officer or employee of the Company or any beneficiary or dependent thereof that is or was maintained by the Company.

        1.10 "Encumbrances" shall mean any mortgage, chattel mortgage, conditional sales contract, pledge, lien, charge, security interest, encumbrance, option, lease, license, easement or similar interest.

        1.11 "Environmental Law" shall mean all federal, state and local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations, permits and agreements issued or signed by any federal, state or local government authority, relating to environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Water Act of 1977, the Clean Air Act, the Resource Conservation and Recovery Act of 1976, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Occupational Safety and Health Act of 1970 and the Safe Drinking Water Act, all as amended, and any state and local counterparts to such acts.

        1.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        1.13 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

        1.14 "Exchange Closing" shall mean the closing of the Exchange.

        1.15 "Exchange Consideration" shall mean the QuadraMed Shares to be delivered to the Majority Stockholders as of the Exchange Closing with a Fair Market Value of $2,289,120.

        1.16 "Fair Market Value" with respect to the QuadraMed Shares shall mean the last reported sales price for QuadraMed Common Stock on August 25, 1997 as reported by NASDAQ, or $20.00 per share.

        1.17 "Government Communications" shall mean all inspection reports, complaints and other communications received by the Company from government and regulatory agencies and authorities.

        1.18 "Hazardous Substance(s)" shall mean: (i) any substance, the presence of which requires investigation or remediation under any Environmental Law or under common law; (ii) any dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance which is regulated by any Environmental Law; (iii) any substance, the presence of which causes or threatens to cause a nuisance upon

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property presently and/or previously owned, leased or otherwise used by the
Company (or poses or threatens to pose a hazard to the health or safety of persons on or about the property of the Company or adjacent properties); and
(iv) radon, ureaformaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products.

        1.19 "Intellectual Property" shall have the meaning specified in Section
5.14 of this Agreement.

        1.20 "IRS" shall mean the United States Internal Revenue Service or any successor entity.

        1.21 "Letter Agreement" shall mean the non-binding letter agreement dated July 11, 1997 by and between QuadraMed and the Company setting forth certain terms of the acquisition of the Company.

        1.22 "Licenses" shall mean all governmental licenses, permits, approvals and registrations necessary for the ownership of the Company properties and the conduct of its business as currently conducted.

        1.23 "Material Adverse Effect" shall mean any material adverse effect on the business, assets, properties, operations or condition (financial or otherwise) of the Company.

        1.24 "Merger Closing" shall mean the closing of the Merger.

        1.25 "Merger Consideration" shall mean cash in the aggregate amount of $210,880 to be delivered to the Stockholders other than the Majority Stockholders as of the Merger Closing.

        1.26 "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

        1.27 "NRS" shall mean the Nevada Revised Statutes, as amended.

        1.28 "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or any other entity of whatever nature.

        1.29 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

        1.30 "QuadraMed Common Stock" shall mean the Common Stock of QuadraMed, $0.01 par value.


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        1.31 "QuadraMed SEC Filings" shall mean any and all filings made by
QuadraMed with the SEC, including, without limitation, Form 10-Q filed with the SEC on May 15, 1997.

        1.32 "QuadraMed Shares" shall mean the shares of QuadraMed Common Stock issuable as the Exchange Consideration.

        1.33 "Real Property" shall mean (i) all of the land, buildings, plants, facilities, installations, fixtures and other structures and improvements owned by or leased to the Company pursuant to the Real Property Leases and (ii) any parcels of land owned by the Company, together with all privileges and easements appurtenant thereto, and any and all buildings, plants, facilities, installations, fixtures and other structures and improvements situated or located on such land or attached thereto.

        1.34 "Real Property Leases" shall mean, collectively, any real property leases to which the Company is a party.

        1.35 "Regulatory Action(s)" shall mean any material claim, demand, action or proceeding brought or instigated by any governmental authority in connection with any Environmental Law (including, without limitation, civil, criminal and/or administrative proceedings), whether or not seeking costs, damages, penalties or expenses.

        1.36 "Related Party(ies)" shall mean, with respect to a particular individual:

               (a) each other member of such individual's Family;

               (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

               (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

               (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

               With respect to a specified Person other than an individual:

               (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

               (b) any Person that holds a Material Interest in such specified Person;


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               (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

               (d) any Person in which such specified Person holds a Material Interest;

               (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

               (f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

        1.37 "SEC" shall mean the Securities and Exchange Commission.

        1.38 "Securities Act" shall mean the Securities Act of 1933, as amended.

        1.39 "Stockholder(s)" shall mean individually a stockholder of the Company and collectively all of the stockholders of the Company.

        1.40 "Surviving Corporation" shall mean Acquisition Co. as the surviving corporation following the Merger.

        1.41 "Tax(es)" shall mean all taxes, charges, fees, levies or other assessments of any nature whatsoever, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company to which reference is being made or any Related Party thereof or upon any consolidated, combined or unitary group of which any such entity is or was a member.

        1.42 "Tax Return(s)" shall mean all federal, state, foreign, local and other tax returns, reports and statements heretofore required to be filed by the Company to which reference is being made or by any consolidated, combined or unitary group of which the Company is or was a member.

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                                  ARTICLE II.
                              EXCHANGE TRANSACTION

        2.1 Exchange Transaction. On the Exchange Closing, each Majority Stockholder shall transfer, assign, grant, convey and set over to Acquisition Co., and its successors and assigns forever, and Acquisition Co. shall accept and receive from each such Majority Stockholder, free and clear of any and all Encumbrances, all of such Majority Stockholder's right, title and interest in, to and under the number of shares of Company Common Stock set forth next to such Majority Stockholder's name on the signature page hereto.

        2.2 Exchange Consideration. In consideration of the Majority Stockholders' transfer of their shares of Company Common Stock to Acquisition Co., on the Exchange Closing, QuadraMed shall issue and deliver to each such Majority Stockholder, and each such Majority Stockholder shall accept and receive from QuadraMed, free and clear of any all Encumbrances, the number of QuadraMed Shares with a Fair Market Value equal to each such Majority Stockholder's proportionate share of the Exchange Consideration set forth next to such Majority Stockholder's name on the signature page hereto; provided, however, that: (i) no fractional shares of QuadraMed Common Stock shall be issued pursuant to the foregoing; and (ii) all fractional shares of QuadraMed Common Stock that a Majority Stockholder would otherwise be entitled to receive pursuant to the foregoing shall be rounded (up or down) to the nearest whole share. All parties acknowledge and agree that certain shares of Company Common Stock owned by, Miriam G. Gearhart and Joseph F. Nitto have been obtained via exercise of certain stock options. The exercise price for such stock options was $20,000 for Gearhart and $15,000 for Nitto, and in each case was paid via delivery of a Promissory Note by each such optionholder to the Company. Accordingly, each of Gearhart and Nitto hereby authorizes QuadraMed to withhold and retire QuadraMed Shares otherwise deliverable to each such optionholder pursuant to this Section 2.2 with a Fair Market Value equal to the principal amount of each such Promissory Note. QuadraMed shall withhold and retire 1,000 QuadraMed Shares from Gearhart (for a net issuance of 5,219 QuadraMed Shares) and 750 QuadraMed Shares from Nitto (for a net issuance of 3,479 QuadraMed Shares). Concurrently with or as soon as practicable after the Exchange Closing, the Company shall cancel the Promissory Notes executed by each of Allen, Gearhart and Nitto in connection with the exercise of such stock options.

        2.3 Exchange Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Article XVI, the Exchange Closing shall take place at the principal executive offices of QuadraMed, 80 East Sir Francis Drake Boulevard, Suite 2A, Larkspur, California 94939 as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles XI, XII and XIV.

        2.4 Tax Consequences. It is intended that the Exchange shall constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of
Section 368 of the Code.

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        2.5 Private Placement; Registration Rights. The shares of QuadraMed
Common Stock to be issued in the Exchange will be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Rule 505 and/or 506 of Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and applicable state securities laws. Each Majority Stockholder hereby agrees to take all actions and execute all subscription and other documents to qualify issuance of the QuadraMed Common Stock for such exemptions. At any time after one hundred twenty (120) days after the Exchange Closing, such QuadraMed Shares issued to the Majority Stockholders as the Exchange Consideration shall be entitled to standard "piggyback" registration rights, if and when QuadraMed, in its sole and absolute discretion, proposes to register (but without the obligation to do so) any of its securities under the Securities Act and the registration form to be used may be used for the registration of such shares; provided, however, that if the managing underwriters of such registration advise QuadraMed in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to QuadraMed and/or may have an adverse effect on QuadraMed, then such shares issued in the Exchange shall be subject to cut-back as follows: QuadraMed shall have the right to include in such registration (i) first, only the securities QuadraMed proposes to sell, (ii) second, only such other securities of QuadraMed with the right to participate in such registration and (iii) third, the QuadraMed Shares of the Majority Stockholders requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares owned by each such holder.

                                  ARTICLE III.
                                   THE MERGER

        3.1 The Merger. At the Effective Date, subject to the terms and conditions of this Agreement, and in accordance with the laws of the States of Delaware and Nevada, the Company shall be merged with and into Acquisition Co., which shall be the Surviving Corporation.

        3.2 Execution of Certificate of Merger. Prior to the Merger Closing, Acquisition Co. shall complete and execute the Certificate of Merger, in substantially the form attached hereto as Exhibit "A" and incorporated herein by this reference, and cause the Certificate of Merger to be delivered to the Delaware and Nevada Secretaries of State for filing as part of the Merger Closing as provided in Section 251 of the DGCL and Section 92A.190 of the NRS. The parties hereto will also execute and deliver such other documents or certificates as may be required to effect the Merger.

        3.3 Effect of the Merger. The Merger shall have the effect set forth in
Section 259 of the DGCL and 92A.250 of the NRS.


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        3.4   Certificate of Incorporation; Bylaws. As of the Effective Date,
the Certificate of Incorporation of Acquisition Co. shall be the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of Acquisition Co. shall be the Bylaws of the Surviving Corporation.

        3.5 Directors. The directors of Acquisition Co. at the Effective Date shall be the directors of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

        3.6 Officers. The officers of the Surviving Corporation shall be as set forth below, and such officers shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law:

              Name                          Office
              ----                          ------

              James D. Durham               Chairman of the Board
              James D. Durham               President
              James D. Durham               Chief Executive Officer
              John V. Cracchiolo            Treasurer
              Keith M. Roberts              Secretary

        3.7 Merger Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Article XVI, the Merger Closing shall take place at the principal executive offices of QuadraMed, 80 East Sir Francis Drake Boulevard, Suite 2A, Larkspur, California 94939 as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles XI, XIII and XIV.

                                   ARTICLE IV.
               STATUS AND CONVERSION OF THE COMPANY COMMON STOCK;
                     STATUS OF ACQUISITION CO. COMMON STOCK

        4.1   Consideration Paid for Company Common Stock.

              (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the Stockholders, be converted into the right to receive a ratable portion of the Merger Consideration upon surrender at the Merger Closing of the certificates representing such shares. At the Effective Date, all rights in respect of such Company Common Stock shall cease to exist, other than the right to receive the Merger Consideration and all such shares shall be cancelled and retired. Until surrendered, each outstanding certificate which prior to

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the Effective Date represented issued and outstanding Company Common Stock shall be deemed for all corporate purposes to evidence solely the right to receive such amounts.

              (b) At the Effective Date, each share of Company Common Stock held in the Company's treasury immediately prior to the Effective Date shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversion thereof.

              (c) At the Effective Date, all rights in respect of vested and unvested Company stock options, warrants, subscription rights or similar rights shall cease to exist, and all vested and unvested Company stock options, warrants, subscription rights or similar rights shall be cancelled.

        4.2 Acquisition Co. Common Stock. Each share of Common Stock of Acquisition Co. issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into such number of newly issued shares of the Common Stock of the Surviving Corporation equal to the number of shares of Common Stock Acquisition Co. then outstanding.

        4.3 Payment for Company Common Stock in the Merger. The manner of making payment for Company Common Stock in the Merger shall be as follows:

              (a) At the Effective Date, QuadraMed shall make available to The Nevada Agency and Trust Company, or another exchange agent selected by QuadraMed and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of those Persons who immediately prior to the Effective Date were the holders of Company Common Stock, the aggregate Merger Consideration pursuant to Section 4.1(a) (the "Merger Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from QuadraMed, administer and deliver the Merger Fund pursuant to
Section 4.1(a) above. The Merger Fund shall not be used for any other purpose.

              (b) Promptly after the Effective Date, the Exchange Agent shall mail to each holder of record (other than Acquisition Co.) of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Company Common Stock (the "Certificate(s)"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the shares of Company Common Stock formerly represented by such Certificates such holder's ratable portion of the Merger Consideration, and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, Certificates shall represent solely the right to

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receive the Merger Consideration with respect to each of the shares formerly represented thereby.

              (c) Unless otherwise required by applicable law, any portion of the Merger Fund which remains unclaimed by the former Stockholders of the Company for one (1) year after the Effective Date shall be delivered by the Exchange Agent to QuadraMed, upon demand of QuadraMed, and any former Stockholders of the Company shall thereafter look only to QuadraMed for payment of their claim for the Merger Consideration in respect of Company Common Stock.

        4.4 Transfer of Shares After the Effective Date. No transfers of Company Common Stock shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article IV.

        4.5 Dissenting Shares. If required under the NRS, notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Date and which are held by Stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly, in writing, appraisal for such shares in accordance with Section 92A.440 of the NRS (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such Stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of Section 92A.440 of the NRS, except that all Dissenting Shares held by Stockholders who failed to perfect or who have effectively withdrawn or lost their rights to appraisal of such shares of Company Common Stock under Section 92A.420 of the NRS shall thereupon be deemed to have converted into and to become exchangeable, as of the Effective Date, or the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in Section 4.1, of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock. Any payments required to be made to the holders of any Dissenting Shares shall be funded by QuadraMed.

        4.6 Consent. Each Majority Stockholder hereby irrevocably consents to the execution and delivery of this Agreement and to the consummation of both the Exchange and the Merger and shall contemporaneously herewith execute the Written Consent attached hereto as Exhibit "B" and incorporated in whole by the reference (the "Consent").


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                                   ARTICLE V.
                      REPRESENTATIONS AND WARRANTIES OF THE
                     COMPANY AND THE MANAGEMENT STOCKHOLDERS

        The Company and each of the Management Stockholders hereby jointly and severally represent and warrant to Acquisition Co. and QuadraMed as follows:

        5.1 Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority, and is entitled to carry on its business as now being conducted and to own, lease and operate its properties.

        5.2 Articles of Incorporation and Bylaws. The Company has delivered to Acquisition Co. and QuadraMed true, correct and complete copies of its Articles of Incorporation, as amended (certified by the Nevada Secretary of State) and Bylaws, as amended (certified by its Secretary) together with all amendments to each through the date hereof. Each such Articles of Incorporation and Bylaws are in full force and effect.

        5.3 Corporate Minutes. The Company has delivered to Acquisition Co. and QuadraMed true, correct and complete copies of its minute books, stock certificate books and corporate records, and such books and records reflect all issuances of equity and debt securities of the Company or rights to acquire any such securities, and contain true and complete records of all meetings and consents in lieu of meetings of the Company's Board of Directors (and any committees thereof) and stockholders.

        5.4 Qualifications To Do Business. The Company is qualified to do business and is in good standing in each jurisdiction (listed on Schedule 5.4 to this Agreement) where the character or location of property owned and leased, the employment of personnel or the nature of the business and activities conducted by the Company, as the case may be, require such qualification, licensing or domestication, except in such jurisdictions where the failure to be so qualified, licensed or domesticated and to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Company in excess of $10,000. Except as set forth on Schedule 5.4, the Company does not file franchise, income or other tax returns in any jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

        5.5 Capitalization of the Company. As of the date of this Agreement, the only authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, $0.001 par value, of which 12,562,284 shares are issued and outstanding, and 2,000,000 shares of Series A Preferred Stock, $0.001 par value, of which -0- shares are issued and outstanding. All issued and outstanding shares of Company Common Stock and Series A Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to, nor were any issued in violation of, any preemptive rights. There are

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not and, as of either the Exchange Closing or the Merger Closing, there will not be, any outstanding convertible securities of the Company or options, warrants, subscriptions, convertible debentures or other rights, commitments or any other similar agreements for the purchase of any securities of the Company. The
Company is not a party to, nor has knowledge that any of the Majority Stockholders are parties to, any voting trust agreements or other contracts, agreements or arrangements restricting voting rights or transferability with respect to the issued and outstanding Company Common Stock.

        5.6 Ownership of Shares; No Change. As of the date of this Agreement and as of the Exchange Closing, the Majority Stockholders do and will own ninety-one and 57/100 percent (91.57%) of the issued and outstanding Company Common Stock. Each of the shares of Company Common Stock to be tendered by the Majority Stockholders at the Exchange Closing is free and clear of any Encumbrance, and at the Exchange Closing, each of such shares of Company Common Stock will be free of any Encumbrance. The Majority Stockholders have full power and authority to convey good marketable title to the shares of Company Common Stock owned by him, her or it free and clear of any Encumbrances. Except as set forth on Schedule 5.6, there has been no change in the capital stock or other equity interests of the Company within the two (2) year period ending on the Effective Date of this Agreement.

        5.7 Subsidiaries and Other Related Parties. The Company does not have any subsidiaries and does not own, either directly or indirectly, any interest or investment, whether debt or equity (other than an interest as a creditor holding a trade account receivable), or any obligation, option or right to acquire any interest, direct or indirect, in any other corporation or other entity.

        5.8   Authority.

              (a) The Company has the necessary corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by the Board of Directors and Majority Stockholders of the Company in accordance with applicable law. No further corporate action will be necessary on the part of the Company to make this Agreement valid and binding upon the Company in accordance with its terms. This Agreement has been duly and validly authorized, executed and delivered by the Company and this Agreement (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity). Neither the execution, delivery nor performance of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with the terms and provisions of this Agreement nor the

Certificate of Merger will result in a violation or breach of any term or provision of the Company's Articles of Incorporation or Bylaws, or of any statute, rule or regulation applicable to the Company or its businesses, properties, assets or personnel, or conflict with or constitute a violation or breach of, or a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), nor give any party a right to accelerate the due date of any indebtedness or obligation under, any indenture, mortgage, deed of trust, contract or agreement to which the Company is a party or to which its properties or assets are subject, or any instrument, judgment, decree, writ or other restriction to which the Company is a party or by which the Company or its businesses, properties, assets or personnel are bound.

              (b) Except for filing the Certificate of Merger with the Nevada Secretary of State and obtaining any necessary third-party consents, the Company is not required to submit any notice, report or other filing with any federal, state or local governmental authority in connection with the execution or delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated herein.

        5.9 Company Financial Statements. The Company has delivered to Acquisition Co. and QuadraMed true, complete and correct copies of the Company Financial Statements. The Company Financial Statements (i) present fairly the financial condition of the Company at said dates and the results of its operations, changes in stockholders' equity and cash flows for the periods therein specified, and (ii) have been prepared from the books and records of the Company in accordance with generally accepted accounting principles, consistently applied and maintained throughout the periods indicated.

        5.10 Undisclosed Liabilities. Except for liabilities disclosed or provided for on the Company Financial Statements and liabilities incurred in the ordinary course of business consistent with past practice since July 31, 1997, the Company does not have any direct or indirect indebtedness, liability, losses or obligation, accrued, absolute or contingent (whether or not of a kind required by generally accepted accounting principles to be set forth on a balance sheet) (the "Liabilities").

        5.11 Absence of Certain Changes. Except as set forth on Schedule 5.11, since July 31, 1997, the Company has conducted its business only in the ordinary course and consistent with prior practice, and the Company has not:

              (a) discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Company Financial Statements and current liabilities incurred since July 31, 1997 in the ordinary course of business and consistent with prior practice;

              (b) declared or made any payment of any dividend, or made any other distribution upon or in respect of any of its shares of capital stock, or purchased, retired or redeemed any of the shares of its capital stock or any other securities, including any warrants or options to purchase any capital stock, or obligated itself to do any of the foregoing;

              (c) subjected (or permitted to be subjected) any of its property, business or assets, tangible or intangible to any Encumbrance;

              (d) sold, transferred, leased to others or otherwise disposed of any of its assets (other than inventory (if any) sold in the ordinary course of business and consistent with prior practice) or cancelled or compromised any debt or claim, or waived or released any claim or right of substantial value;

              (e) terminated or received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, individually or in the aggregate, has had or might have a Material Adverse Effect;

              (f) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, distributors, formulators, customers or suppliers;

              (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, or entered into any agreement or commitment relating to, any license, patent, copyright, trademark, trade name, permit, consent, approval, invention, product registration or similar rights, domestic or foreign, or modified any existing rights with respect thereto;

              (h) adopted, entered into or amended any Employee Benefit Plan or made any change in the actuarial methods or assumptions used in funding or determining benefit equivalences thereunder, made any change in the rate of compensation, commission, bonus, deferred compensation arrangement or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus (cash or non-cash), extra compensation, deferred compensation arrangement or severance or vacation pay, to any stockholder, director, officer, employee, salesman or distributor of the Company or hired or entered into any employment agreement or arrangement with any person;

              (i) issued or sold any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation, business or entity, or any interest in any business enterprise or otherwise made any loan or advance to or investment in any person, entity, firm or corporation, except for short-term investments in cash and cash equivalents made in the ordinary course of business and consistent with prior practice;

              (j) made any capital expenditures or capital additions or betterments or commitments therefor in excess of $5,000 individually or $25,000 in the aggregate (excluding individual items in excess of $5,000);

              (k) instituted, settled or agreed to settle, or suffered any adverse determination in, any litigation, action or proceeding before any court or governmental body (domestic or foreign) relating to the Company or its businesses, assets or properties;

              (l) made any change in the type, nature, composition or quality of the inventory (if any) of its products in its warehouse or delivered to its distributors or customers except in the ordinary course of business and consistent with prior practice, failed to replenish such inventory (if any) in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry or made any purchase commitment with any supplier, distributor or customer in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price, or upon terms and conditions more onerous than those usual and customary in the industry, accepted any contract for performance of services or orders in a material amount from any hospital, health care provider or other customer under conditions relating to price, terms of payment, time of delivery or performance or like matters differing from the conditions regularly and usually specified on acceptance of contract or orders for similar services or merchandise from said customer or customers who are similarly situated, or made any change in its selling, pricing, advertising or personnel practices, inconsistent with its prior practices and prudent business practices prevailing in the industry;

              (m) revalued any of its assets or written off as uncollectible any notes or accounts receivable, except writedowns and write-offs in the ordinary course of business, none of which, individually or in the aggregate, is material to the Company or its businesses;

              (n) entered into any agreement or made any commitment to take any of the actions described in paragraphs (a) through (m) above; or

              (o) experienced any Material Adverse Effect.

        5.12  Assets.

              (a) The Company has good and marketable title to, or a valid leasehold interest in, or other legal right to use, all of the properties and assets it owns or uses in its business or purports to own, except inventory (if any) sold after July 31, 1997 in the ordinary course of business. None of such assets or properties are subject to any Encumbrances, except (i) liens and encumbrances and leases incurred or made in the ordinary course of business which are not substantial in character, amount or extent and do not materially impair the usefulness of such properties and assets in the conduct of the business of the Company, (ii) liens for taxes, assessments or other governmental charges or levies which are either not yet delinquent or are being contested in good faith and by appropriate proceedings, can be paid without penalty and which do not materially impair the usefulness of such properties and assets in the conduct of the business of the Company and (iii) as reflected on the Company Financial Statements. All of the properties and assets owned, leased or used by the Company have been maintained in accordance with customary industry practices, are in good operating condition and repair except for reasonable wear and tear, are suitable for the purposes used, are directly related to the business of the Company and are adequate and sufficient for all current operations of the business of the Company.

              (b) The Company has delivered to QuadraMed and Acquisition Co. a complete list, which is true and correct in all material respects, of all equipment, machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory (if any) and supplies acquired after July 31, 1997 in the ordinary course of business) owned, leased or used by the Company, except for items having a cost less than $2,000 and which are not required to be capitalized in accordance with generally accepted accounting principles.

        5.13  Real Property Matters.

              (a) Schedule 5.13(a) includes a complete and accurate description of all of the Real Property owned by the Company, lists all leases pursuant to which it holds any Real Property used in connection with its business and includes complete and accurate legal descriptions of all Real Property. The Real Property includes all land used for the conduct of the business and operations of the Company. The buildings, facilities, installations, fixtures and other structures or improvements included as part of the Real Property have been well-maintained and are in good operating condition and repair (with the exception of normal wear and tear), free from defects other than such minor defects as do not interfere with the continued use thereof in the conduct of normal operations. The activities carried on in such buildings, plants, facilities, installations, fixtures and other structures or improvements, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of or in conflict with any applicable zoning, environmental or health regulation or ordinance or any other law, statute, regulation or ordinance. No Hazardous Substances have been used in the construction or repair of, or any alterations or additions to, or are currently located in or on, any portion of the Real Property. No parcel of land included in the Real Property relies on or regularly makes use of access to the nearest public road or right-of-way over land owned by others, except where such access is by means of one (1) or more valid, recorded easements not subject to divestiture, the terms of which have been disclosed to QuadraMed and Acquisition Co. prior to the date hereof. All covenants or other restrictions (if any) to which any of the Real Property is subject are being properly performed and observed and neither the Company nor any Majority Stockholder has received any notice of violation (or claimed violation) thereof. The Company has delivered to QuadraMed and Acquisition Co. true, correct and complete copies of the Real Property Leases and copies of all reports of any engineers, environmental consultants or other consultants in its possession relating to any of the Real Property. There is no pending, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Real Property.

              (b) Each separate parcel of the Real Property and the real property covered by the Real Property Leases has adequate storm and sanitary sewer facilities, access to telephone, gas and electrical connections, fire protection, drainage and other public utilities, and has parking facilities that meet all requirements imposed by applicable law. In addition, each separate parcel of Real Property currently has adequate water supply and neither the Company nor any Management Stockholder has reason to believe that such water supply will be inadequate in the future.

              (c) There are no tenants (other than the Company) occupying space on any Real Property.

              (d) Each of the Real Property Leases is valid and enforceable in accordance with its terms, the Company has not received any notice of any, and there exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default in any material respect under any Real Property Lease and all lessors (and, if applicable, all mortgagees with respect to Real Property Leases covering Real Property which is encumbered by a mortgage) under the Real Property Leases (or mortgages) have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations thereunder. None of the property subject to any Real Property Lease is subject to any encumbrance, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation as might in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business and operations of Company.

              (e) The Company has good and marketable title to the Real Property, free and clear of any Encumbrance, easement or encroachment, except for such imperfections of title, Encumbrances, easements or encroachments, if any, as do not interfere with its use of such Real Property or otherwise impair its business operations.

        5.14 Intellectual Property. Schedule 5.14 sets forth all patents, trademarks, service marks, trade names, copyrights and franchises, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from the Company relating to any of the foregoing that are material to the business of the Company (collectively, the "Intellectual Property"). The Company owns, or is licensed to, or otherwise has, the right to use the

Intellectual Property that is required for the conduct of the business of the Company. To the best of each Management Stockholder's knowledge, the Company is not in violation of, or infringing upon, any patent, trademark, service mark, trade name, copyright or franchise of any third party, and no claims have been asserted, nor is there any litigation pending or threatened claiming such infringement. The Company has not licensed or encumbered any of its Intellectual Property to any third party, nor have any other distribution rights been granted by the Company to a third party. The Company has not entered into any other agreements whereby the Company has been appointed as a distributor or licensee of any products, patents or trademarks owned by a third party. The Company has not entered into any agreement which restricts or affects the use of any of the Intellectual Property. To the best of each of the Management Stockholder's knowledge, the Company is not in breach of any agreement set forth in Schedule 5.14, nor have any claims with respect to any agreement been asserted nor is there any litigation pending or threatened claiming any such breach, nor have any claims been asserted that any of the terms and conditions of such agreements violate the laws of any jurisdiction or treaty. To the best of each of the Management Stockholder's knowledge, the Company owns or has licensed from third parties, and has the right to use, all necessary Intellectual Property in order to conduct its business in all material respects as currently conducted and has used reasonable efforts to protect its rights in and to maintain the secrecy of its trade secrets and other proprietary rights and information.

        5.15 Proprietary Information of Third Parties. To the best of the Company's and each of the Management Stockholder's knowledge, no third party has claimed or has reason to claim that any Person employed by, or serving as an independent contractor of, the Company has (i) violated or may be violating any terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information of documentation of such third party or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company or any Management Stockholder which suggests that such a claim might be contemplated. To the best of the Company's and each of the Management Stockholder's knowledge, no person employed by or serving as an independent contractor of the Company has employed or proposed to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's and each of the Management Stockholder's knowledge, no person employed by, or serving as an independent contractor of, the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product for the development or sale of any service or proposed service of the Company, and the Company has no reason to believe that there will be any such employment or violation. To the best of the Company and each of the Management Stockholder's knowledge, neither the execution nor delivery of this Agreement or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in the breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which such person is obligated.

        5.16  Software.

              (a) The computer software of the Company included in the Intellectual Property (the "Software") performs in accordance with the documentation and other written material used in connection with the Software and to the Company's knowledge after due inquiry is free of defects in programming and operation, is in machine-readable form, contains all current revisions of such software and includes all computer programs, materials, know-how and processes related to the Software. The Company has delivered to QuadraMed and Acquisition Co. complete and correct copies of all user and technical documentation related to the Software.

              (b) Neither the Company nor, to the best knowledge of the Company and the Management Stockholders after due inquiry, any employee or agent thereof has developed or assisted in the enhancement of the Software except for enhancements included in the Software as delivered to QuadraMed and Acquisition Co. pursuant hereto or the development of any program or product based on the Software or any part thereof.

              (c) No employee of the Company is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Software or noncompetition arrangement, or any other contract or any restrictive covenant relating to the Software or its development or exploitation. The Software was developed entirely by the employees of the Company during the time they were employees only of the Company and such Software does not include any inventions of the employees made prior to the time such employees became employees of the Company nor any intellectual property of any previous employer of such employee.

              (d) All right, title and interest in and to the Software is owned by the Company, free and clear of all liens, claims, charges or encumbrances, are fully transferable to QuadraMed and Acquisition Co., and no party other than the Company has any interest in the Software, including, without limitation, any security interest, license, contingent interest or otherwise. The Company's development, use, sale or exploitation of the Software does not violate any rights of any other person or entity and the Company has not received any communication alleging such a violation. The Company does not have any obligation to compensate any person for the development, use, sale or exploitation of the Software nor has the Company granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not. After the Merger Closing, the Company acknowledges and agrees that it shall have no right to develop, use, sell or exploit in any manner the Software, except pursuant to the terms of a license or similar agreement granted by QuadraMed.

              (e) The Company has kept secret and has not disclosed the source code for the Software to any person or entity other than certain employees of the Company. The Company has taken all appropriate measures to protect the confidential and proprietary nature of the Software. There have been no patents applied for and no copyrights registered for any part of the Software.

        5.17  Tax Matters.

               (a) All federal, state, local and other Tax Returns and reports of the Company required by law to be filed as of both the Exchange Closing and the Merger Closing have been or will be duly filed, and all Taxes imposed upon the Company or any of its properties, assets or income which are due and payable or claimed by any taxing authority to be due and payable have been paid or reserved for as of both the Exchange Closing and the Merger Closing, other than taxes, assessments, fees and charges being contested in good faith by the Company concerning an amount which in the aggregate, is not material to the business of the Company. The Company has paid or made provision for the payment of all unpaid Taxes of the Company accrued for or applicable to the period ended on both the Exchange Closing and the Merger Closing and all years and periods prior thereto and for which the Company may at that date have been liable in its own right or as transferee of the assets of, or successor to, any other corporation or entity or by reason of its being a member of any group of corporations filing consolidated tax returns (including any such amounts payable as a result of an audit of any Tax Return for any such period). The Company utilizes the accrual method of accounting for tax purposes.

              (b) Except as set forth on Schedule 5.17, there are no claims for Taxes pending against the Company and the Company does not know of any threatened claim for Tax deficiencies or any basis for such claims, and there are not now in force any waivers or agreements by the Company for the extension of time for the assessment of any tax, nor has any such waiver or agreement been requested by the IRS or any other taxing authority.

              (c) Except as set forth on Schedule 5.17, neither the federal income Tax Returns of the Company or of its Related Parties have been examined by the IRS. Except as set forth on Schedule 5.17, no material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of the Company or any of its Related Parties which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability of the Company for Taxes for any other period not so examined. The Company has no liability for any federal, state or other Taxes of any other corporation or entity, including, without limitation, by reason of the application of Treas. Reg. ss.1.1502-6. The Company is not required to file any tax returns or to pay any Taxes in foreign countries.

              (d) The Company has paid or is withholding and will pay when due to the proper taxing authorities all withholding amounts required to be withheld with respect to all

Taxes on income, unemployment, social security or other similar programs or benefits with respect to salary and other compensation of directors, officers and employees of the Company.

              (e) Schedule 5.17 lists those states where the Company or any Related Party has been, or will be with respect to the operations or activities on or prior to the Exchange Closing, required to file a Tax Return.

              (f) The Company and each of its Related Parties has filed all Tax Returns, including IRS Forms 1099, required to be filed and has reported accurately all information required to be included on such Tax Returns.

              (g) Neither the Company nor any Related Party has executed a waiver or consent extending any statute of limitation for the assessment or collection of any tax, which waiver or consent remains in effect.

              (h) Neither the Company nor any Related Party has received a tax ruling or entered into any agreement with any taxing authority, which ruling or agreement has or could have an effect on the Taxes of the Company or any Related Party payable on or after the Exchange Closing.

              (i) Neither the Company nor any Related Party has any employee pension benefit plan (as defined in Section 3(2) of ERISA), welfare benefit plan (as described in Section 3(1) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive or other compensation plan or arrangements.

              (j) Neither the Company nor any Related Party has been included in a federal consolidated income tax return and/or state consolidated, combined or unitary income tax return.

              (k) The Company has not at any time consented to have the provisions of Section 341(f) of the Code apply to it.

              (l) None of the Majority Stockholders is a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

              (m) The basis of any depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery), of the Company, have been computed in good faith compliance with the Code and the regulations thereunder.

              (n) The Company is not subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income tax purposes. The Company is not a party to any tax sharing agreement.

              (o) The Company is not and will not be required to recognize after the Exchange Closing any taxable income in respect of accounting method adjustments required to be made under any applicable tax law.

              (p) None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets reflected on the balance sheet which is a part of the Company Financial Statements is subject to a lease, safe harbor lease or other arrangement as a result of which the Company is not treated as the owner for federal income tax purposes.

              (q) The Company has not made or become obligated to make, and will not as a result of any event connected with the transactions contemplated by this Agreement become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

        5.18 Legal and Regulatory Matters. Except as set forth on Schedule 5.18: (i) there is no claim, suit, action, arbitration, governmental investigation or other proceeding, nor any order, decree or judgment pending or in effect, or, to the best of each of the Management Stockholder's knowledge, threatened by, against or relating to the Company or any of its properties, or the transactions contemplated hereby; (ii) there are no judgments, decrees or orders enjoining the Company in respect of, or the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any aspect of the business of the Company; (iii) the Company has complied and is complying with all laws, ordinances, treaties and governmental rules, orders and regulations applicable to it or its properties, assets, personnel or business, non-compliance with which could have a Material Adverse Effect; (iv) the Company has obtained all Licenses necessary for the ownership of its properties and the conduct of its business as currently conducted, and all such Licenses are currently in full force and effect; and (v) the Company has provided Acquisition Co. and QuadraMed with access to all Government Communications and has delivered to Acquisition Co. and QuadraMed a true and complete copy of all Government Communications received by the Company since December 31, 1996 and all Government Communications as to which any unresolved issue remains.

        5.19 Employees. The Company has not been nor is it a party to any collective bargaining agreements with respect to any of its employees or with respect to any contract or agreement with a labor union or any local or subdivision thereof, nor has it been charged with any unresolved unfair labor practices, nor, to the best of each of the Management Stockholder's knowledge, is there any present union organizing activity among any of its employees. There are no material controversies, claims, suits, actions or proceedings pending or threatened between the Company and its employees. Except as set forth on
Schedule 5.19, the Company has complied in all material respects with all laws and regulations relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, employment practices, terms and conditions of employment, collective bargaining, equal opportunity or similar laws and the payment of social security and similar taxes, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

        5.20 Billings. All billings to customers which are party to oral or written Contracts of the Company have been fair and accurate. There are no oral agreements or side deals with such customers or individuals associated therewith. Except as set forth on Schedule 5.20, to the best of the Company's and each of the Management Stockholder's knowledge, after due inquiry, there are no existing, threatened or suspected disputes, offsets or counterclaims regarding any services rendered or billings to such customers.

        5.21 Insurance. The Company maintains valid policies of workers' compensation insurance, errors and omissions or professional liability insurance and of other insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against professional liability, loss, damage, fire, theft, public liability, product liability and other risks. Schedule 5.21 to this Agreement lists all insurance policies of the Company, indicating the risks insured against, carrier, policy number, amount of coverage (including deductible), premiums and expiration dates. Such policies are in full force and effect and all premiums now due and owing with respect to such policies have been paid in full, and the Company has not made any borrowings or incurred any indebtedness, the collateral for which was any of such policies. Schedule 5.21 to this Agreement also lists all insurance policies of the Company which have been in effect, indicating the risks insured against, amount of coverage (including deductible), the time period during which such policy was in effect, and whether such policy was on a "claims made" or "occurrence" basis. The Company is not in default with respect to any provision contained in any such policy and the Company has not received any notice of cancellation or nonrenewal of any such policy. To the best of each of the Management Stockholder's knowledge, there are no inaccuracies in any application for such policies or any state of facts that might form the basis for termination of any such insurance. To the best of each of Management Stockholder's knowledge, no event has occurred of a type normally covered by insurance that is reasonably likely to form the basis for any material claim against the Company not fully covered by the policies referred to on Schedule
5.21 (except any applicable deductible).

        5.22 Non-Assignable Rights. Neither the execution, delivery nor performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a breach or termination of, or prevent the Company from realizing the benefits otherwise obtainable by the Company under, any permits or property interests of the Company or any contract, agreement, arrangement or commitment of the Company or
(ii) require the affirmative consent or approval of any third party.

        5.23  Personnel.

              (a) The Company has delivered to QuadraMed and Acquisition Co.
the names and addresses of all directors, officers and employees of the Company, indicating (i) the positions within the Company held by each such person and
(ii) the current annual salary rates for each such person and the amounts payable as bonus or other compensation for each such person.

              (b) The Company has delivered to QuadraMed and Acquisition Co. a description of all severance or other benefits that would be payable to any Company employee if his or her employment were terminated.

        5.24 Employee Benefit Plan(s). The Company has no Related Parties for the purpose of ERISA. Each Employee Benefit Plan is in substantial compliance with applicable law and has been administered and operated in all material respects in accordance with its terms. Each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a "reportable event" (as defined in Section 4043(b) of ERISA) for which the thirty (30) day notice requirement has not been waived by the PBGC has occurred with respect to any Employee Benefit Plan. Other than as contemplated in Section 5.10, no Employee Benefit Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which the Company was required under the terms of the Employee Benefit Plan(s) to have paid as contributions to such Employee Benefit Plan(s) on or prior to the date hereof (excluding any amounts not yet due) and no Employee Benefit Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. To the knowledge of the Management Stockholders, neither the Company nor any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Benefit Plan(s) that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. No material liability, claim, action or litigation has been made, commenced or threatened with respect to any Employee Benefit Plan(s) (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Employee Benefit Plan or related trust owns any securities in violation of Section 407 of ERISA. With respect to all Employee Benefit Plan(s) which are subject to Title IV of ERISA, as of the most recent actuarial valuation prepared for each such Employee Benefit Plan, the aggregate present value of the accrued liabilities thereof did not exceed the aggregate fair market value of the assets allocable thereto. The Company does not presently nor has not at any time in the past maintained a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). To the best of each Management Stockholder's knowledge, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any Employee Benefit Plan of the Company or their assets, or arising out of such Employee Benefit Plan(s) and, to the best knowledge of the Management Stockholders, no facts exist which could rise to any such actions, suits or claims or that might have a material adverse effect on such Employee Benefit Plan(s). There has been no act or omission by the Company that has given rise or may give rise to any finds, penalties, taxes or late charges under Section 502(c), (i) or (l), Section 407(1) of ERISA or Chapter 43 of the Code.

        5.25 Accounts Receivable. The Company classifies accounts receivable on its balance sheet as a combination of (i) claims incurred in the ordinary course of business ("Invoiced Claims") and (ii) accrued project fees classified as "Accounts Receivable (not invoiced)" ("Work in Process").

              (a) Invoiced Claims. The Company's Invoiced Claims represent valid claims incurred in the ordinary course of business, and no counterclaims or offsetting claims with respect to such receivables are pending or threatened, and all such accounts receivable are usually collectible in the ordinary course of business within one hundred twenty (120) days. Any such Invoiced Claim unpaid after one hundred twenty (120) days from the Merger Closing shall first be charged to the accounts receivable bad debt reserve. Any amounts in excess of the bad debt reserve will be considered "Losses" pursuant to Section 15.2(b) below.

              (b) Work In Process. Work in Process represents accrued revenues from projects consistent with the Company's revenue recognition policies and procedures for its various product lines. In conformity with accrual-based financial statement presentation and GAAP, the Company recognizes revenue as project work is performed. For the majority of Work in Process projects, amounts are converted to invoiced claims as payments are made by insurance companies to the Company's clients. It is anticipated that the Work in Process set forth on
Schedule 5.25 will be converted to invoiced accounts receivable within one (1) year of the Merger Closing. All Work in Process projects will be treated as a pool for the purposes of "Losses" as defined in Section 15.2(b) below.

        5.26 Compliance with Environmental Laws. (i) The Company and all its operations are and have been in compliance with all Environmental Laws as currently in effect; (ii) neither the Company nor any of its predecessors used, released or disposed of any Hazardous Substance in any manner that could reasonably be expected to result in liability; (iii) none of the property owned, leased or operated by the Company is contaminated by any Hazardous Substance; and (iv) none of the property owned, leased or operated by the Company is affected by any condition that could reasonably be expected to result in liability under any Environmental Law as currently in effect; and (v) there is and has been no condition, activity or event respecting the Company or any of the properties owned, leased or operated by it that could reasonably be expected to subject QuadraMed or the Surviving Corporation to any material liability under any Environmental Law as currently in effect.

        5.27 Bank and Brokerage Accounts. Schedule 5.27 lists (i) the names and addresses of all banks and brokerage firms in which the Company has accounts or safe deposit boxes, lock boxes, vaults and the account numbers relating thereto,
(ii) the name of each person authorized to draw on any such account or have access to any such boxes or vaults and (iii) the names of all persons, if any, holding tax or other powers of attorney from the Company and a summary of the terms thereof.

        5.28  Contracts.

              (a) Except as set forth on Schedule 5.28, the Company is not a party to any:

                        (i) Contract for the employment or retention of, or collective bargaining, severance or termination agreement with, any of its directors, officers, employees, consultants or agents or groups of employees;

                       (ii) Profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other Employee Benefit Plan, agreement or arrangement;

                      (iii) Contract for the sale of any of its assets, property or rights outside the ordinary course of business consistent with prior practice (other than this Agreement);

                       (iv) Contract that contains any provisions requiring the Company to indemnify or act as an indemnitor, guarantor, surety, co-signer, co-maker or endorser for any other person or entity;

                        (v) Contract restricting the Company from conducting business anywhere in the world;

                       (vi) Agreement, note, debenture, loan, mortgage, indenture or other obligation for or relating to borrowed money or commitments for obtaining borrowed money;

                      (vii) Contract, lease or commitment which involves the future payment by or to it of more than $5,000, except (i) Contracts or commitments for the sale of goods or purchase or lease of equipment, tooling, supplies, services or raw materials in each case entered into in the ordinary course of business consistent with prior practice for periods of less than ninety (90) days and (ii) Contracts which may be cancelled by it upon thirty
(30) or fewer days notice without payment of any penalty or fee in connection therewith;

                      (viii) Letter of credit or power of attorney;

                      (ix) Joint venture contract or similar arrangement or agreement which is likely to involve future payments by it;

                      (x) Personal service, licensing, distributor, supplier, dealer, franchise, advertising, sales or manufacturer's representative, agency or other similar Contract;

                      (xi) Contract to which any stockholder, officer or director of the Company or any Related Party of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is presently a party, including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity; or

                      (xii) Contract for the provision of services by the Company, whether pursuant to an existing standard Company form contract or pursuant to an unwritten agreement between such parties.

              (b) All Contracts required to be listed on Schedule 5.28 are valid and binding, enforceable in accordance with their respective terms and in full force and effect, and the continuation, validity and effectiveness of such items will in no way be affected by the consummation of the transactions contemplated by this Agreement. Neither the Company nor, to the best of each of the Management Stockholder's knowledge, any other party thereto, is in breach of any provision of or in default under any term of any such agreement, and there exists no condition or event which after lapse of time or notice (or both) would constitute any such breach or default or result in any right to accelerate or loss of rights. True and complete copies of all such Contracts have been delivered to Acquisition Co. and QuadraMed. Schedule 5.28 also sets forth a separate list of each and every Contract of the Company that requires consent to assignment of such Contract to Acquisition Co. pursuant to the Merger.

        5.29 Material Misstatements or Omissions. The statements, representations and warranties of the Company and the Management Stockholders contained in this Agreement (including the schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company or each of the Management Stockholders pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

        5.30 Broker's Fees. There are no broker's or finder's fees or obligations due to persons engaged by the Company or any of the Management Stockholders or any of the Company's employees, officers or directors in connection with the transactions contemplated by this Agreement, except for the fees and expenses of its counsel and accountants.

                                   ARTICLE VI.
                        REPRESENTATIONS AND WARRANTIES OF
                            THE MAJORITY STOCKHOLDERS

        6.1 Investment Representations of the Majority Stockholders. Each Majority Stockholder represents and warrants to QuadraMed as follows:

              (a) Except as set forth on Schedule 6.1, each Majority
Stockholder is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

              (b) Each Majority Stockholder is aware that the QuadraMed Shares issued in the Exchange have not been registered under the Securities Act or any applicable state securities laws, and agrees that such QuadraMed Shares will not be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws. Each Majority Stockholder will not transfer the QuadraMed Shares in violation of the provisions of any applicable federal or state securities laws. In this connection, each Majority Stockholder represents that it is familiar with SEC Rule 144 promulgated pursuant to the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each Majority Stockholder understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Section 4(6) of the Securities Act and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements contained in this Agreement and the Company may rely on such representations, warranties and agreements in connection therewith. Each Majority Stockholder is acquiring the QuadraMed Shares for his, her or its own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the QuadraMed Shares except in compliance with the Securities Act. Each Majority Stockholder represents that by reason of his, her or its business and financial experience, and the business and financial experience of those persons, if any, retained by such Majority Stockholder to advise such Majority Stockholder with respect to his, her or its investment in the QuadraMed Shares, such Majority Stockholder together with such advisors have knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment. Each Majority Stockholder's financial condition and investments are such that he, she or it is in a financial position to hold the QuadraMed Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, his, her or its investment in the QuadraMed Shares.

              (c) Each Majority Stockholder has carefully examined this Agreement and all Exhibits thereto and the QuadraMed SEC Filings. Each Majority Stockholder acknowledges that QuadraMed has made available to each Majority Stockholder all documents and information that he, she or it has requested relating to QuadraMed and has provided answers to all of his, her or its questions concerning the Exchange, the Merger, QuadraMed and the QuadraMed Shares. In evaluating the suitability of the acquisition of the QuadraMed Shares hereunder, each Majority Stockholder has not relied upon any representations or other information (whether oral or written) other than as set forth in the QuadraMed SEC Filings or as contained herein.

              (d) Each Majority Stockholder, with the exception of David R. Holbrooke, is a resident of the State of California.

              (e) Each Majority Stockholder acknowledges and agrees that HRM, Inc., a California corporation formerly known as Healthcare Receivables Management, Inc. ("HRM") is wholly owned by Steven D. McCoy, Richard S. Griffith and Tama Adelman, who are Majority Stockholders of the Company. Each Majority Stockholder further acknowledges and agrees that QuadraMed will satisfy certain debt of the Company to HRM in the amount of $405,064.99 concurrently with the Exchange Closing.

                                  ARTICLE VII.
            COVENANTS OF THE COMPANY AND THE MANAGEMENT STOCKHOLDERS

        The Company and each of the Management Stockholders hereby jointly and severally covenant and agree as follows:

        7.1 Conduct of Company's Business. From and after the date of this Agreement to and including the Effective Date, the Company shall and the Management Stockholders shall cause the Company to, and the Company will: (i) carry on its businesses in the usual and ordinary course and will not change the character of such businesses; (ii) use all reasonable efforts to preserve and maintain its business intact, to preserve its goodwill, to retain its present employees and to maintain its relationships with suppliers and customers so that all of them will be preserved for the Surviving Corporation on and after the Effective Date; (iii) not enter into any agreement or make any commitment to take any of the actions set forth in Section 5.11(a) through (o), inclusive, of this Agreement; (iv) not become a party to or commit to enter into any of the types of Contracts set forth in Section 5.28 of this Agreement or required to be set forth on Schedule 5.28; (v) not amend, terminate or change in any material respect any Contract set forth on Schedule 5.28 to this Agreement and will not knowingly do any act or omit to do any act, or permit an act or omission to act, that will cause it to breach any such Contract; and (vi) not amend its Articles of Incorporation or Bylaws. The prohibitions provided for in this Section 7.1 shall not apply to actions in connection with obtaining consent to assignment of Contracts to the Surviving Corporation and/or QuadraMed effective as of the Exchange Closing or the Merger Closing.

        7.2 Access and Information. The Company will grant unrestricted access to QuadraMed and its counsel, accountants and other representatives, during reasonable working hours throughout the period from the date hereof to the Merger Closing and upon reasonable prior notice, to all of the Company and the Company's properties, books, contracts, commitments and records, and will furnish QuadraMed during such period with access to key Company employees and to all such information concerning the affairs of the Company as QuadraMed reasonably requests, including copies and/or extracts of pertinent records, documents and contracts. The Company will cause their accountants to furnish to QuadraMed during such period any and all of their statements, working papers and other records and data as QuadraMed reasonably may request. No investigation by QuadraMed or its counsel, accountants and other representatives as contemplated by this Section
7.2 shall affect any representation or warranty given by the Company or the Management Stockholders under this Agreement.

        7.3   Further Efforts.

              (a) Each of the Company and the Management Stockholders agree to use diligent efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Exchange and the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Company and the Management Stockholders will use diligent efforts to effectuate all such action.

              (b) As soon as reasonably practicable after the date hereof, and in any event on or prior to the Exchange Closing or the Merger Closing, as applicable, each of the Company and the Management Stockholders will use diligent efforts to obtain the consents of all necessary governmental entities and other persons to the Exchange and the Merger and the continued operation by the Company of its business, properties, assets, leaseholds, licenses, Contracts and agreements; provided, however, that the Company will not, without QuadraMed's prior consent, pay any fees or other amounts to any parties from whom such consents are required to be obtained.

        7.4 Confidentiality. In any event, including the termination of this Agreement, the Company and its representatives shall keep all information with respect to QuadraMed which has been disclosed to the Company pursuant to this Agreement confidential in accordance with the terms of the Letter Agreement.

        7.5 Financial Information. From and after the date hereof and until the Merger Closing, the Company will deliver to QuadraMed as soon as practicable and in any event within fourteen (14) days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of operations and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding period for the current fiscal year.

        7.6 Subsequent Events. The Company shall promptly, and in any event prior to the Merger Closing, advise QuadraMed in writing of the occurrence of any event or the existence of any state of facts which would render any representation or warranty of the Company hereunder inaccurate or which would preclude satisfaction of any condition contained in Articles XI, XII or XIII of this Agreement; provided, however, that no such notification shall affect any such representation, warranty or condition.

        7.7 Public Announcement. So long as this Agreement is in effect, neither the Company, the Management Stockholders nor any of their Related Parties shall issue or cause the issuance or the publication of any press release or any other public announcement (including, without limitation, disclosure to employees) with respect to the Exchange or the Merger or any other transaction contemplated by this Agreement without the prior review and written consent of QuadraMed.

        7.8 Exclusive Dealing. From the execution of this Agreement until the Merger Closing or the earlier termination of this Agreement, the Company and each of the Management Stockholders (i) will not directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Company's capital stock, its assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory in the ordinary course), and (ii) will immediately notify QuadraMed regarding any contact between the Company, the Management Stockholders and any other person or their respective representatives regarding any such offer or proposal or any related inquiry.

        7.9 Termination of Employee Benefit Plans. The Company and the Management Stockholders shall have, on or prior to the Merger Closing, terminated any existing Employee Benefit Plan in a fashion which results in no continuing liability with respect to the Surviving Corporation and QuadraMed and is otherwise reasonably acceptable to counsel for QuadraMed and Acquisition Co. Such termination activity shall include, without limitation, funding each Employee Benefit Plan with assets sufficient to satisfy all benefit liabilities, providing notices of such termination in compliance with the Code and other applicable law, to all covered employees, making all required actuarial determinations and obtaining all necessary governmental or regulatory approvals for such termination. In this regard, all of the Company's funding obligations with respect to each such Employee Benefit Plan shall be made out of the Company's assets on or prior to the Closing or out of the Management Stockholders' personal assets and in no event shall any such funding liability constitute a liability of the Surviving Corporation or QuadraMed. Subject to the provisions of Article XV below, the Company and each of the Management Stockholders shall jointly and severally indemnify the Surviving Corporation and QuadraMed and shall defend and hold the Surviving Corporation and QuadraMed (and any Related Party thereof) completely harmless on an after-tax basis, in the event the IRS or the PBGC for any reason whatsoever seeks to claim, assess or collect from the Surviving Corporation or QuadraMed (or any Related Party) any deficiency or assessment in federal income taxes (and any related penalties, additions to tax and interests), or any other amounts attributable to the Employee Benefit Plans of the Company. In the event that the IRS or the PBGC takes any action with respect to any Employee Benefit Plan, the Company and the Management Stockholders shall be entitled to conduct, manage or control any audit, examination or adversarial proceeding by or against the IRS or PBGC, employing tax counsel selected by it in its reasonable discretion (provided that the Surviving Corporation and QuadraMed and its counsel may, at their own expense, attend and participate in any and all meetings and proceedings relating to any such action). In satisfaction of its indemnification obligation hereunder, the Company and the Management Stockholders shall, upon written demand by the Surviving Corporation or QuadraMed (or any Related Party thereof), forthwith pay to the IRS and/or PBGC the amount of any assessment or similar item issued to the Surviving Corporation or QuadraMed (or any Related Party thereof) and/or if the Surviving Corporation or QuadraMed (or any Related Party thereof) has made any payment to the IRS or PBGC in respect of any such assessment or similar item, reimburse the Surviving Corporation or the QuadraMed (or any Related Party thereof) therefor. The Company and the Management Stockholders shall also cause to be removed or abated any lien, levy or attachment upon the Surviving Corporation or QuadraMed or their respective property and take any and all other steps necessary to defend and hold the Surviving Corporation and QuadraMed (and any Related Party thereof) completely harmless on an after-tax basis, from any action by the IRS or PBGC. Any reimbursement by the Company or the Management Stockholders to the Surviving Corporation or QuadraMed (or any Related Party thereof) shall include annual interest at the prime rate (as then charged by the QuadraMed's principal lending bank) plus two percent (2%) from the date any payment was made to the IRS or PBGC by the Surviving Corporation or QuadraMed.

        7.10 Accounting Methods. The Company shall not change its method of accounting in effect at December 31, 1996, except as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors. The Company will not change its fiscal year.

        7.11 Restrictions on Transferability of QuadraMed Shares; Compliance with Securities Act.

              (a) The QuadraMed Shares issued in the Exchange shall not be transferable in the absence of an effective registration statement under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. In the absence of an effective registration statement under the Securities Act, neither the QuadraMed Shares issued in the Exchange nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless QuadraMed shall have previously received an opinion of counsel knowledgeable in federal securities law, in form and substance reasonably satisfactory to QuadraMed and accompanied by such supporting documents as QuadraMed may reasonably request, to the effect that registration under the Securities Act is not required in connection with such disposition. QuadraMed shall be entitled to give stop transfer instructions to its transfer agent with respect to the QuadraMed Shares in order to enforce the foregoing restrictions. Notwithstanding the foregoing, QuadraMed agrees that it shall not require an opinion of counsel in connection with Rule 144 transactions except in unusual circumstances.

              (b) The certificate or certificates representing the QuadraMed Shares issued in the Exchange Transaction shall bear the following legend restricting transfer:

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

The certificate shall also include any legend required by any applicable state securities law.

                                  ARTICLE VIII.
                         REPRESENTATIONS AND WARRANTIES
                        OF QUADRAMED AND ACQUISITION CO.

        QuadraMed and Acquisition Co. hereby represent and warrant to the Company as follows:

        8.1 Organization and Good Standing. QuadraMed and Acquisition Co. are both corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have full corporate power and authority to own their respective properties and carry on their respective businesses and to enter into and perform their respective obligations under this Agreement.

        8.2   Capitalization of QuadraMed and Acquisition Co.

              (a) As of the date of this Agreement, the authorized capital stock of QuadraMed consists of 20,000,000 shares of Common Stock, par value $0.01, and 5,000,000 shares of Preferred Stock, par value $0.01. All issued and outstanding shares of QuadraMed Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The rights, powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions applicable to the QuadraMed Common Stock are as set forth in the Second Amended and Restated Certificate of Incorporation of QuadraMed, as amended, a copy of which has been previously delivered to the Company. All issued and outstanding shares of QuadraMed Common Stock were issued and sold in material compliance with all applicable state, federal and foreign laws and regulations.

               (b) As of the date of this Agreement, the authorized capital stock of Acquisition Co. consists of 1,000 shares of Acquisition Co. Common Stock, par value $0.001, all of which shares are, and immediately prior to the Effective Date will be, issued and outstanding and owned beneficially and of record by QuadraMed. All of the Acquisition Co. Common Stock outstanding on the date hereof has been duly authorized and validly issued and is fully paid and nonassessable.

        8.3   Authority.

              (a) The execution, delivery and performance of this Agreement by QuadraMed and Acquisition Co. and the issuance and delivery by QuadraMed of the QuadraMed Shares, have been duly and validly authorized and approved by all necessary corporate action of QuadraMed and Acquisition Co. and no other corporate proceedings on the part of QuadraMed or Acquisition Co. are necessary to authorize the execution, delivery and performance of this Agreement by QuadraMed and Acquisition Co. and the issuance and delivery by QuadraMed of the QuadraMed Shares. The execution and delivery of this Agreement by QuadraMed and Acquisition Co., compliance by QuadraMed and Acquisition Co. with the terms and provisions of this Agreement and the issuance and delivery by QuadraMed of the QuadraMed Shares will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of the Second Amended and Restated Certificate of Incorporation of QuadraMed or Acquisition Co., each as amended, or the Bylaws or other governing instruments of QuadraMed or Acquisition Co., each as amended, or of any judgment, order, decree or ruling of any court or governmental authority or of any agreement, contract or commitment to which QuadraMed or Acquisition Co. is a party, or of any injunction to which they are subject or
(ii) require the affirmative consent or approval of any nongovernmental third party.

              (b) Except for filing the Certificate of Merger with the Delaware and Nevada Secretaries of State, QuadraMed is not required to submit any notice, report or other filing with any federal, state or local governmental authority in connection with the execution or delivery or performance by QuadraMed or Acquisition Co. of this Agreement or the consummation of the transactions contemplated herein, including the issuance and delivery of the QuadraMed Shares.

              (c) This Agreement (with respect to QuadraMed and Acquisition Co.) constitutes the legal, valid and binding obligations of such parties, enforceable in accordance with their respective terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity).

        8.4 QuadraMed Shares. As of the Exchange Closing, the QuadraMed Shares will have been duly reserved for delivery pursuant to the terms of this Agreement and will, when

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



so delivered and paid for, be duly authorized, validly issued, fully paid and nonassessable shares and will be free and clear of all Encumbrances imposed by or through QuadraMed.

        8.5 Legal Matters. Except as disclosed in QuadraMed's SEC Filings, there is no claim, suit, action, arbitration, governmental investigation or other proceeding, nor any order, decree or judgment pending or in effect, or, to the best knowledge of QuadraMed, threatened by, against or relating to QuadraMed or any of the properties, assets or business of QuadraMed, or the transactions contemplated hereby, which if determined adversely could have a material adverse effect on the business, assets, properties, operations or condition of QuadraMed and its subsidiaries taken as a whole. There are no judgments, decrees or orders enjoining QuadraMed in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area that is material to the business of QuadraMed.

        8.6 QuadraMed SEC Filings. The QuadraMed SEC Filings, copies of which have been furnished to the Company, have been duly filed, were in substantial compliance with the requirements of their respective report forms, were complete and correct in all material respects as of the dates at which the information therein was furnished, as of such date, contained no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of QuadraMed and the related notes and schedules included in the QuadraMed SEC Filings comply in all material respects with the requirements of the Exchange Act and present fairly the consolidated financial position in accordance with generally accepted accounting principles of QuadraMed, as of the dates indicated, and the results of its operations and changes in financial position for the periods therein specified (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). Since the date of the filing with the SEC of QuadraMed's most recent 10-Q, there has been no material adverse change in the financial condition or results of operations of QuadraMed that has resulted in a Material Adverse Effect on QuadraMed.

                                   ARTICLE IX.
                   COVENANTS OF QUADRAMED AND ACQUISITION CO.

        QuadraMed and Acquisition Co. hereby covenant and agree as follows:

        9.1   Further Efforts.

              (a) QuadraMed agrees to use diligent efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Exchange and the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement.

              (b) As soon as reasonably practicable after the date hereof, and in any event on or prior to the Exchange Closing or the Merger Closing, as applicable, QuadraMed will use diligent efforts to obtain the consents of all necessary governmental entities and other persons to the Exchange and the Merger and the continued operation by the Company of its business, properties, assets, leaseholds, licenses, contracts and agreements.

        9.2 Confidentiality. In the event of the termination of this Agreement, QuadraMed and its representatives shall keep all information with respect to the Company which has been disclosed to QuadraMed pursuant to this Agreement confidential in accordance with the terms of the Letter Agreement.

                                   ARTICLE X.
                            COVENANTS OF BOTH PARTIES

        10.1 Advice of Changes; Government Filings. Each party shall confer on a regular and frequent basis with the other parties, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. QuadraMed shall file all reports required by regulation to be filed by it with the SEC between the date of this Agreement and the Effective Date and shall deliver to the Company copies of all such reports promptly after the same are filed. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other parties (or their counsel) with copies of all other filings made by such party with any state or federal government entity in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE XI.
                          GENERAL CONDITIONS PRECEDENT

        The obligations of each party hereto to consummate the Exchange and the Merger and the other transactions contemplated by this Agreement shall be subject to fulfillment on or prior to the Exchange Closing and the Merger Closing of each of the following conditions:

        11.1 No Injunctions. No injunction or restraining or other order issued by a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement shall be in effect (each party agreeing to use diligent efforts to have any such injunction or order lifted), and no governmental action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the transactions contemplated by this Agreement.

        11.2 No Governmental Proceedings. No action will have been taken, and no statute, rule or regulation will have been enacted, by any state or federal government agency that would render the consummation of the Exchange and/or the Merger illegal.

        11.3 Governmental Approvals. All governmental filings or approvals required in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, compliance with all applicable federal and state securities laws, shall have been made or received.

                                  ARTICLE XII.
                     CONDITIONS PRECEDENT TO QUADRAMED'S AND
               ACQUISITION CO.'S OBLIGATIONS TO CLOSE THE EXCHANGE

        The obligations of QuadraMed and Acquisition Co. to consummate the Exchange contemplated by this Agreement are subject to the fulfillment at or prior to the Exchange Closing of each of the following conditions (unless waived pursuant to Section 16.3 hereof):

        12.1 Due Diligence. QuadraMed and Acquisition Co. shall have completed and approved their due diligence review of the business affairs and operations of the Company, as determined in their sole and absolute discretion.

        12.2 Certificates of the Company and the Management Stockholders. The representations and warranties of the Company and the Management Stockholders under Article V shall have been true in all material respects when made and shall be true in all material respects as of the Exchange Closing with the same effect as though made at such time, except for changes occurring or arising after the date of this Agreement and which have been approved in writing by QuadraMed. At the Exchange Closing, the Company shall have delivered a certificate, signed by an executive officer of the Company and each of the Management Stockholders, dated as of the Exchange Closing, certifying that (i) the Company and the Management Stockholders shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Exchange Closing, and (ii) the representations and warranties of the Company and the Management Stockholders contained in Article V are true and complete in all material respects.

        12.3 No Material Adverse Effect. Since July 31, 1997 the Company shall not have experienced any Material Adverse Effect.

        12.4 Third Party Consents. All necessary consents or approvals of the third parties shall have been obtained.

        12.5 Legal Opinion of the Company's Counsel. QuadraMed and Acquisition Co. shall have received an opinion, dated as of the Exchange Closing, of Foley McIntosh & Foley, counsel for the Company, to the effect set forth on Exhibit "C" hereto and incorporated herein by this reference.

        12.6 Consent and Certified Resolutions. The Company shall have delivered to QuadraMed and Acquisition Co. true and complete copies of the Consent and the resolutions of its Board of Directors pursuant to which the execution and delivery of this Agreement and the consummation of the Exchange was duly and validly authorized, adopted and approved, certified by the Company's Secretary and to be in full force and effect as of the Exchange Closing.

        12.7 QuadraMed Approvals. The Board of Directors of QuadraMed shall have reviewed and approved this Agreement and the consummation of the Exchange and the Merger contemplated hereby.

        12.8 Other Employment Agreements. Any existing employment agreements with employees of the Company shall have been terminated and such employees shall be deemed to be "at-will" employees as of the Exchange Closing.

        12.9  Employment Agreements. Steven D. McCoy, William Allen and Miriam
G. Gearhart shall have executed and delivered to QuadraMed Employment Agreements substantially in the form attached hereto as Exhibit "D" and incorporated herein by this reference (the "Employment Agreements").

        12.10 Releases. Each of the Management Stockholders shall have executed and delivered to QuadraMed and Acquisition Co. a Release, substantially in the form of Exhibit "E" attached hereto and incorporated in whole by this reference, as of the Exchange Closing.

        12.11 Escrow Agreement. As of the Exchange Closing, each of the Management Stockholders shall have executed and delivered that certain Escrow Agreement, substantially in the form attached hereto as Exhibit "F" and incorporated in whole by this reference (the "Escrow Agreement").

        12.12 Pay-Off of HRM Indebtedness. Prior to the Exchange Closing, the Company shall have delivered to QuadraMed a pay-off letter signed by an officer of HRM setting forth (i) the pay-off amount for the Company's indebtedness to HRM as of the date of the letter as well as the daily pay-off amount thereafter and (ii) the commitment of HRM to deliver the documentation referred to in
Section 14.7 below upon receipt of full payment of such indebtedness. Concurrently with the Exchange Closing, the Company shall deliver to QuadraMed the documentation referred to in Section 14.7 below.

        12.13 Pay-Off of Pacific Bank, N.A. Indebtedness. Prior to the Exchange Closing, the Company shall have delivered to QuadraMed a pay-off letter signed by an officer of The Pacific Bank, N.A. setting forth (i) the pay-off amount for the Company's indebtedness to The

Pacific Bank, N.A. as of the date of the letter as well as the daily pay-off amount thereafter and (ii) the commitment of The Pacific Bank, N.A. to deliver the documentation referred to in Section 14.8 below upon receipt of full payment of such indebtedness. Concurrently with the Exchange Closing, the Company shall deliver to QuadraMed the documentation referred to in Section 14.8 below.

        12.14 Proceedings Satisfactory to Counsel. All proceedings taken by the Company and the Majority Stockholders and all instruments executed and delivered by the Company and the Majority Stockholders on or prior to the Exchange Closing in connection with the transactions contemplated herein shall be reasonably satisfactory in form and substance to the counsel for QuadraMed and Acquisition Co.

                                  ARTICLE XIII.
                CONDITIONS PRECEDENT AND POST-CLOSING CONDITIONS
                      TO QUADRAMED'S AND ACQUISITION CO.'S
                         OBLIGATIONS TO CLOSE THE MERGER

        The obligations of QuadraMed and Acquisition Co. to consummate the Merger contemplated by this Agreement are subject to the fulfillment prior to, at or within a reasonable time after, as the case may be, the Merger Closing of each of the following conditions (unless waived pursuant to Section 16.3 hereof):

        13.1 Certificates of the Company and the Management Stockholders. The representations and warranties of the Company and the Management Stockholders under Article V shall have been true in all material respects when made and shall be true in all material respects as of the Merger Closing with the same effect as though made at such time, except for changes occurring or arising after the date of this Agreement and which have been approved in writing by QuadraMed. At the Merger Closing, the Company shall have delivered a certificate, signed by an executive officer of the Company and each of the Management Stockholders, dated as of the Effective Date, certifying that (i) the Company and the Management Stockholders shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Merger Closing, and (ii) the representations and warranties of the Company and the Management Stockholders contained in Article V are true and complete in all material respects.

        13.2 No Material Adverse Effect. Since July 31, 1997 the Company shall not have experienced any Material Adverse Effect.

        13.3 Third Party Consents. All necessary consents or approvals of the third parties shall have been obtained, including, without limitation, the Company's contracts with Kaiser Foundation Health Plan, Inc. and MCHC Service Corporation, Inc. and other Persons to be identified in writing by QuadraMed, in form and substance satisfactory to QuadraMed and its counsel.

        13.4 Termination of Employee Benefit Plans. The Company shall have, effective as of the Merger Closing, terminated any existing pension, stock option, bonus, deferred compensation, profit-sharing or other Employee Benefit Plans with respect to its employees in accordance with Section 7.9 in a fashion which results in no continuing liability with respect to the Surviving Corporation and QuadraMed and is otherwise reasonably acceptable to counsel for QuadraMed and Acquisition Co.

        13.5 Certified Resolutions. The Company shall have delivered to QuadraMed and Acquisition Co. true and complete copies of the resolutions of its Board of Directors pursuant to which the execution and delivery of this Agreement and the consummation of the Merger was duly and validly authorized, adopted and approved, certified by the Company's Secretary and to be in full force and effect as of the Merger Closing.

        13.6 Letters of Resignation. QuadraMed shall have received letters of resignation addressed to the Company from all members of the Board of Directors of the Company and all executive officers of the Company, which resignations shall be effective as of the Merger Closing.

        13.7 Proceedings Satisfactory to Counsel. All proceedings taken by the Company and the Majority Stockholders and all instruments executed and delivered by the Company and the Majority Stockholders on or prior to the Merger Closing in connection with the transactions contemplated herein shall be reasonably satisfactory in form and substance to the counsel for QuadraMed and Acquisition Co.

                                  ARTICLE XIV.
                CONDITIONS PRECEDENT AND POST-CLOSING CONDITIONS
               TO THE COMPANY'S AND THE STOCKHOLDERS' OBLIGATIONS
                              TO CLOSE THE EXCHANGE

        The obligations of the Company and the Stockholders to consummate the Exchange and the other transactions contemplated by this Agreement are subject to the fulfillment prior to, at or within a reasonable time after, as the case may be, the Exchange Closing of each of the following conditions (unless waived pursuant to Section 16.3 hereof):

        14.1 Certificates of QuadraMed and Acquisition Co. The representations and warranties of QuadraMed and Acquisition Co. under Article VIII shall have been true in all material respects when made and shall be true in all material respects as of the Exchange Closing with the same effect as though made at such time, except for changes occurring or arising after the date of this Agreement and approved in writing by the Company. At the Exchange Closing, QuadraMed and Acquisition Co. shall have delivered certificates, signed by an executive officer of QuadraMed and Acquisition Co., dated as of the Effective Date, certifying that (i) QuadraMed and Acquisition Co. shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Exchange Closing, and (ii) the representations and warranties of QuadraMed and Acquisition Co. contained in Article VIII are true and complete in all material respects.

        14.2 Resolutions. QuadraMed and Acquisition Co. shall have delivered to the Company true and complete copies of the resolutions or minutes of their respective Boards of Directors pursuant to which the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby were duly and validly authorized.

        14.3 QuadraMed Shares. QuadraMed shall have endorsed and delivered to the Majority Stockholders the QuadraMed Shares making up the Exchange Consideration.

        14.4 Employment Agreements. QuadraMed and each of Steven D. McCoy, William Allen and Miriam G. Gearhart shall have executed and delivered the Employment Agreements.

        14.5 Legal Opinion of QuadraMed's Counsel. The Company shall have received an opinion, dated as of each of the Exchange Closing of Zevnik Horton Guibord & McGovern, L.L.P., counsel for QuadraMed, to the effect set forth on Exhibit "G" attached hereto and incorporated herein by this reference.

        14.6 Proceedings Satisfactory to Counsel. All proceedings taken by QuadraMed and Acquisition Co. and all instruments executed and delivered by QuadraMed and Acquisition Co. on or prior to the Exchange Closing in connection with the transactions contemplated herein shall be reasonably satisfactory in form and substance to counsel for the Company.

        14.7 Pay-Off of HRM Indebtedness. Concurrently with the Exchange Closing, QuadraMed shall have paid the indebtedness of the Company to HRM in the principal amount of $405,064.99 evidenced by that certain Promissory Note dated December 31, 1992 in the principal amount of $471,383.59 via wire transfer pursuant to written instructions provided to QuadraMed by the Company and (ii) the Company shall cause HRM to deliver the original promissory note(s) evidencing such indebtedness marked "cancelled," the release and termination of any and all security interests and liens on the Company's assets issued in connection with such indebtedness and such other documentation reasonably requested by QuadraMed's counsel as necessary to evidence full repayment of such indebtedness and release of all legal rights and remedies in connection therewith.

        14.8 Pay-Off of Pacific Bank, N.A. Indebtedness. Concurrently with the Exchange Closing, QuadraMed shall have paid the indebtedness of the Company to The Pacific Bank, N.A. in the principal amount of $700,594.47 via wire transfer pursuant to written instructions provided to QuadraMed by the Company and (ii) the Company shall cause The Pacific Bank,

N.A. to deliver the original promissory note(s) evidencing such indebtedness marked "cancelled," the release and termination of any and all security interests and liens on the Company's assets issued in connection with such indebtedness and such other documentation reasonably requested by QuadraMed's counsel as necessary to evidence full repayment of such indebtedness and release of all legal rights and remedies in connection therewith.

                                   ARTICLE XV.
                SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATIONS

        15.1  Survival of Representations.

              (a) The Company's and the Stockholders' Representations. All representations and warranties and all covenants of either the Company or the Management Stockholders contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the expiration of the third (3rd) anniversary of the Exchange Closing, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or covenant, until the resolution of such claim; provided, however, that the representations and warranties of the Majority Stockholders contained in Article VI above will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the expiration of the first (1st) anniversary of the Exchange Closing, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or covenant, until the resolution of such claim.

              (b) QuadraMed's and Acquisition Co.'s Representations.
QuadraMed's and Acquisition Co.'s representations, warranties and covenants contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the expiration of the third (3rd) anniversary of the Exchange Closing, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or covenant, until the resolution of such claim. Any judgment or settlement of a claim against either QuadraMed or Acquisition Co. for a breach of its obligations hereunder brought after the Effective Date will be settled in QuadraMed Common Stock valued at the fair market value of such shares.

        15.2  Indemnification by the Company and the Management Stockholders.

              (a) The Company and each of the Management Stockholders will jointly and severally indemnify and hold harmless QuadraMed and Acquisition Co. and their respective officers, directors, agents and employees, and each Person, if any, who controls or may control QuadraMed or Acquisition Co. within the meaning of the Securities Act (each, an

"Indemnified Person" and collectively, the "Indemnified Persons"), from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, legal fees and expenses ("Damages"), arising out of or relating to any misrepresentation or breach of or default or other action or omission in connection with either (i) any of the representations, warranties and covenants given or made by the Company or the Management Stockholders in this Agreement, in any exhibit or schedule hereto or any certificate, document or instrument delivered by or on behalf of the Company pursuant hereto, (ii) any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against any Indemnified Person that relate to the Company or any of the Management Stockholders in which the principal event giving rise thereto occurred prior to the Exchange Closing or which result from or arise out of any action or inaction prior to the Exchange Closing of the Management Stockholders, the Company or any director, officer, employee, agent, representative or subcontractor of the Company, including, without limitation, any claims arising out of the declaration or payment of any dividends by the Company prior to the Exchange Closing or (iii) the termination of any Employee Benefit Plan with respect to the Company's employees as referred to in Section 7.9 hereof.

              (b) Notwithstanding the foregoing, the Management Stockholders shall have no liability with respect to the matters described in paragraph (a) above unless and until the aggregate Damages, losses, deficiencies, liabilities, costs and expenses (collectively, the "Losses") incurred or suffered by QuadraMed and/or Acquisition Co. as a result of the acts, events or omissions described in paragraph (a) equal or exceed $100,000 (the "Threshold Amount"). At such time as the aggregate Losses equal or exceed the Threshold Amount, QuadraMed and/or Acquisition Co. shall be indemnified to the full extent of all such Losses (including Losses counted in determining whether the aggregate Losses equal or exceed the Threshold Amount).

              (c) As security for their obligation to indemnify QuadraMed and/or Acquisition Co. hereunder, concurrently with payment of the Exchange Consideration by QuadraMed, the Management Stockholders shall place into escrow from the Exchange Consideration the number of QuadraMed Shares equal to ten percent (10%) rounded to the nearest whole share, of the total number of the QuadraMed Shares to be received by the Management Stockholders (the "Escrow Shares") pursuant to the terms and conditions of the Escrow Agreement, to be held in escrow until the expiration of the one (1) year period following the Exchange Closing as partial security for the indemnification obligations of the Management Stockholders hereunder. Notwithstanding any other provisions of this
Article XV, all claims made by QuadraMed and/or Acquisition Co. against the Management Stockholders for indemnification arising under this Agreement up to the aggregate dollar amount of the Escrow Shares shall be settled by the payment of the Escrow Shares, valued at the Fair Market Value of the QuadraMed Shares as of the date of the Exchange Closing, regardless of the fair market value of such shares as of the date of such claim for indemnification; provided, however, that all claims for indemnification made by QuadraMed and/or Acquisition Co. against the Management Stockholders may be paid by the Management Stockholders in cash.

              (d) The aggregate amount of all claims subject to indemnification hereunder by Steven D. McCoy shall not exceed $2,500,000. The aggregate amount of all claims subject to indemnification hereunder by the remaining Management Stockholders other than Steven D. McCoy shall not exceed the portion of the Exchange Consideration of the QuadraMed Shares received by such Majority Stockholder in the Exchange.

        15.3  Additional Indemnification by Steven D. McCoy. In addition to
Section 15.2 above, Steven D. McCoy agrees to specifically and expressly indemnify and hold harmless the Indemnified Persons from and against any and all Damages directly or indirectly arising out of or relating to any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against any Indemnified Person that relate to the Company in which the principal event giving rise thereto occurred prior to November 21, 1991 or which result from or arise out of any action or inaction prior to November 21, 1991 by the Company or any director, officer, employee, agent, representative or subcontractor of the Company, including, without limitation, Damages directly or indirectly arising or relating to (i) any and all issuances of securities by the Company during such time period and any past instances of non-compliance with the federal or state securities laws, (ii) any and all corporate actions of the officers and directors of the Company during such time period and (iii) any and all transactions in connection with the contemplated Exchange Agreement dated January 2, 1990 by and between the Company and Master Mines Corporation and the merger of Pan Pacific International, Inc. with and into the Company on January 24, 1990. The indemnification obligations of Steven D. McCoy under this Section 15.3 shall not be subject to the $100,000 Threshold Amount set forth in Section 15.2(b) above nor the $2,500,000 liability cap set forth in Section 15.2(d) above. It is acknowledged and agreed by the parties hereto that none of the Majority Stockholders other than Steven D. McCoy shall be liable for any indemnification obligations pursuant to this Section 15.3

        15.4 Indemnification by QuadraMed and Acquisition Co. QuadraMed and Acquisition Co. will indemnify and hold harmless the Company and each of the Management Stockholders and their respective Indemnified Persons from and against any and all Damages arising out of or relating to any misrepresentation or breach of or default or other action or omission in connection with any of the representations, warranties and covenants given or made by QuadraMed and Acquisition Co. in this Agreement, and any exhibit or schedule hereto or any certificate, document or instrument delivered by or on behalf of QuadraMed or Acquisition Co. pursuant hereto. Claims against QuadraMed pursuant to this
Article XV shall be subject to the $100,000 Threshold Amount set forth in
Section 15.2(b) and the $2,500,000 liability cap set forth in Section 15.2(d) above.

        15.5 Notice of Third-Party Claims; Assumption of Defense. Each indemnified party shall give reasonably prompt notice of a claim ("Claims Notice") to each indemnifying party, in accordance with the terms of Section 17.3, of the assertion of any claim, or the commencement of any suit, action or proceeding by any third party in respect of which indemnity may be sought hereunder, and shall give the indemnifying parties such information with respect thereto as the indemnifying parties may reasonably request. The giving of such Claims Notice shall not be condition precedent to indemnification hereunder; provided, however, that failure to give reasonably prompt notice shall reduce the indemnified party's recovery from the indemnifying parties only by an amount equal to the damages, costs and expenses (including attorneys fees), if any, caused by such delay. Upon receipt of such notice, each indemnifying party may, at its own expense, (i) participate in and
(ii) upon notice to each indemnified party of such indemnifying party's written agreement that the indemnified party is entitled to indemnification pursuant to this Article XV for Losses arising out of such third-party claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, that (x) the indemnifying party's counsel is reasonably satisfactory to the indemnified party; (y) the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding and (z) the indemnified party shall not be required to permit the indemnifying party to assume the defense of any third-party claim which if not first paid, discharged or otherwise complied with would result in an imminent, material interruption or cessation of the conduct of the Surviving Corporation's business or any material part thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

        15.6 Settlement or Compromise. Any settlement or compromise made or caused to be made by the indemnified party or, the indemnifying party, as the case may be, of any third party claim, suit, action or proceeding of the kind referred to in Section 15.5 shall also be binding upon the indemnifying party or the indemnified party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. The indemnified party will give the indemnifying party at least thirty (30) days notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time an indemnifying party may assume the defense of such claim, suit, action or proceeding and if it does so the proposed settlement or compromise may not be made.

        15.7 Failure of Indemnifying Party to Act. In the event that an indemnifying party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the indemnified party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the indemnifying party of its obligations hereunder.

        15.8 Procedure for Indemnification. Upon becoming aware of a claim for indemnification hereunder (whether as a result of any third-party claim, suit, action or proceeding of the kind referred to in Section 15.5, or in connection with any other Losses which the indemnified party deems to be within the ambit of this Article XV), the indemnified party shall give, in accordance with the terms of Section 17.3, a Claims Notice to the indemnifying party. If the indemnifying party does not object to such claim within thirty (30) days of receiving such Claims Notice, the indemnified party shall be conclusively entitled to recover the amount of such claim. If the indemnifying party gives written notice objecting to such claim within a thirty (30) day period, then any dispute shall be settled by arbitration in accordance with Section 17.8.

        15.9 Articles of Incorporation and Bylaws. Notwithstanding anything to the contrary contained in the Company's Articles of Incorporation or Bylaws, the indemnification provisions of this Article XV shall take precedence over such Articles of Incorporation or Bylaws. No Majority Stockholder nor any other director or officer incumbent at any time prior to the Merger Closing shall be entitled to indemnification directly or indirectly under the Company's Articles of Incorporation or Bylaws or otherwise for any matter upon which the Company or any Majority Stockholder has or might have an indemnification obligation hereunder and the Articles of Incorporation and Bylaws shall be deemed amended accordingly. However, the provisions of this Section 15.9 are intended only for the regulation of relations between the Company and the Majority Stockholders and any indemnified party. This Section 15.9 is not intended for the benefit of creditors or other third parties and does not grant any rights to creditors or other third parties.

        15.10 Non-Exclusivity. Each of the Company and the Majority Stockholders hereby acknowledges and agrees that the indemnity obligations set forth above shall not be the exclusive remedy of QuadraMed or Acquisition Co. with respect to the transactions contemplated hereby and the amount of the Escrow Shares in no way limits the amount or sources of recovery of QuadraMed or Acquisition Co. with respect to such indemnity obligations or otherwise.

                                  ARTICLE XVI.
                                   TERMINATION

        16.1 Termination. This Agreement and the Merger contemplated hereby may be terminated at any time prior to the Merger Closing, as follows, and in no other manner:

              (a) By mutual written consent of QuadraMed and the Company;

              (b) By QuadraMed if any of the conditions set forth in Articles XI or XII shall not have been satisfied as of the date of the Exchange Closing;

              (c) By QuadraMed if any of the conditions set forth in Articles XI or XIII shall not have been satisfied as of the date of the Merger Closing;

              (d) By the Company if any of the conditions set forth in Article XIV shall have not been satisfied as of the date of either the Exchange Closing or the Merger Closing; or

              (e) By QuadraMed if the Exchange Closing shall have not been consummated on or before September 30, 1997.

        16.2 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 16.1 hereof, all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to another, and each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein or therein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel; provided, however, that the obligations of the Company contained in Section 7.4 hereof and the obligations of QuadraMed and Acquisition Co. contained in Section 9.2 hereof shall survive any such termination; and, provided, further, that nothing herein shall relieve any party of any liability with respect to or arising out of any breach of its obligations, covenants or agreements hereunder.

        16.3  Waiver of Conditions. If any of the conditions specified in
Article XI hereof has not been satisfied, QuadraMed and the Company may nevertheless mutually agree to proceed with the transactions contemplated hereby. If any of the conditions specified in Articles XII or XIII hereof has not been satisfied, QuadraMed and Acquisition Co. may nevertheless at the election of QuadraMed proceed with the transactions contemplated hereby. If any of the conditions specified in Article XIV hereof has not been satisfied, the Company and the Majority Stockholders may nevertheless at the election of the Company proceed with the transactions contemplated hereby.

        16.4 Payment of Expenses. The Management Stockholders (on behalf of themselves and the Company and its other Stockholders) will pay out of their personal funds all of the respective costs and expenses (including fees and expenses of legal counsel, accountants and financial advisors) incurred by each such party and the Company in connection with the transactions contemplated by this Agreement through the Exchange Closing; provided, however, that the Company may pay for or reimburse the maximum of $20,000 of such legal fees and expenses through and including the Exchange Closing. After the Exchange Closing, the Company (on behalf of itself and its Stockholders) will pay all of their respective costs and expenses (including fees and expenses of legal counsel, accountants and financial advisors) incurred by such parties in connection with the Merger contemplated by this Agreement. QuadraMed will pay all of its costs and expenses (including fees and expenses of legal counsel, accountants and financial advisors) incurred by QuadraMed in connection with the transactions contemplated by this Agreement.

                                  ARTICLE XVII.
                                     GENERAL

        17.1 Amendments. Subject to applicable law, this Agreement, the Certificate of Merger and any exhibit attached hereto or thereto may be amended by the parties hereto at any time prior to the Effective Date; provided, however, that any such amendment must be in writing and executed by all parties hereto.

        17.2 Assignment. The rights under this Agreement shall not be assignable nor the duties delegable by any party without the written consent of the other parties and nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary.

        17.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, via facsimile, or by overnight courier, or three days after mailing by United States certified or registered mail, prepaid, to the parties or their assignees at the following addresses and facsimile numbers (or at such other address or facsimile number as shall be given in writing by QuadraMed and Acquisition Co. to the Company and to QuadraMed by the Company):

To the Company:               Healthcare Revenue Management, Inc.
                              Attention: Steven D. McCoy
                              301 Mission Street, 5th Floor
                              San Francisco, California 84105
                              Facsimile: (415) 227-4677

With a required copy to:      Foley McIntosh & Foley
                              Attention: Jay Richard Strauss, Esq.
                              3675 Mt. Diablo Boulevard, Suite 250
                              Lafayette, California 94549
                              Facsimile: (510) 284-3029

To QuadraMed/Acquisition Co.: QuadraMed Corporation
                              Attention: James D. Durham
                              80 East Sir Francis Drake Boulevard, Suite 2A Larkspur, California 94939
                              Facsimile: (415) 464-3953

With a required copy to:      Zevnik Horton Guibord & McGovern, L.L.P.
                              Attention: Steven G. Rowles, Esq.
                              101 West Broadway Street, 17th Floor
                              San Diego, California 92101
                              Facsimile: (619) 515-9629

        17.4 Further Assurances. QuadraMed and Acquisition Co., on the one hand, and the Company and the Majority Stockholders, on the other hand, agree that from time to time after the Merger Closing, at the other's request and without further consideration, each will execute and deliver such additional instruments as the other may reasonably request to confirm more effectively the status of Acquisition Co. as a successor to the Company and, from and after the date hereof if there are any rights of the Company vis-a-vis third parties which would not continue beyond the time of the Merger without the consent of any such third party, to try with the cooperation and assistance of each other to obtain such consent promptly.

        17.5 Entire Agreement. This Agreement (including all exhibits and schedules attached hereto and thereto and all documents delivered as provided for herein and therein) contain the entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby and supersedes all prior negotiations, discussions, agreements and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof.

        17.6 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile (with originals to follow by United States mail), and such facsimile shall be conclusive evidence of the consent and ratification of the signatories hereto.

        17.7 Governing Law. This Agreement shall be construed by and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws.

        17.8 Resolutions of Indemnification Disputes. Any controversy arising out of the indemnification provisions of Article XV of this Agreement or breach thereof shall be settled by arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association, and judgment entered upon the award rendered by arbitrator may be enforced by appropriate judicial action pursuant to the California Code of Civil Procedure. The arbitration panel shall consist of one (1) member, which shall be a person agreed to by each party to dispute within thirty (30) days following notice by one party that desires the matter to be arbitrated. If the parties are unable within such thirty (30) day period to agree upon an arbitrator, than the panel shall be one (1) arbitrator selected by the San Francisco office of the American Arbitration Association, which arbitrator shall be experienced in commercial law and acquisition transactions and knowledgeable with respect to the subject matter of the dispute. The losing party shall bear any fees and expenses of the arbitrator, other tribunal fees and expense and reasonable attorneys fees of both parties, and the cost of such witness and other reasonable costs or expenses incurred by him or the prevailing party. The arbitrator shall render a decision within thirty (30) days following the close of presentation by the parties to their cases and any rebuttal. The parties shall agree within thirty
(30) days following the selection of the arbitrator to any pre-hearing procedures or further procedures necessary for the arbitration to proceed, including, interrogatories or other discovery, provided, in any event, each party shall be entitled to discovery in accordance with California Code of Civil Procedures Section 1283.05.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have duly executed this Acquisition Agreement and Plan of Merger as of the date first written above.

QuadraMed                           QUADRAMED CORPORATION


                                    By: /s/ KEITH ROBERTS
                                        ---------------------------------------
                                    Name: Keith Roberts
                                    Title: Vice President and General Counsel



Acquisition Co.                     HRM ACQUISITION CORPORATION


                                    By: /s/ KEITH ROBERTS
                                        ---------------------------------------
                                    Name: Keith Roberts
                                    Title: Vice President and General Counsel



Company                             HEALTHCARE REVENUE MANAGEMENT, INC.

                                    By: /s/ STEVEN D. MCCOY
                                       ----------------------------------------
                                       Steven D. McCoy, President

Majority Stockholders
                                    /s/ STEVEN D. MCCOY
                                    -------------------------------------------
                                       Steven D. McCoy, President

                                         Company Common Stock: 4,481,559 shares
                                         QuadraMed Common Stock: 44,593 shares


                                    /s/ STEVEN D. MCCOY
                                    -------------------------------------------
                                    U.S. Clearing Corp. Custodian FBO Steven D.
                                    McCoy IRA

                                         Company Common Stock: 1,698,000 shares
                                         QuadraMed Common Stock: 16,896 shares

       [Signature Page No. 1 to Acquisition Agreement and Plan of Merger]

                                    /s/ GEORGIA A. HANSEN
                                    -------------------------------------------
                                    U.S. Clearing Corp. Custodian FBO Georgia A.
                                    Hansen IRA

                                         Company Common Stock: 1,666,000 shares
                                         QuadraMed Common Stock: 16,577 shares


                                    /s/ WILLIAM ALLEN
                                    -------------------------------------------
                                    William Allen

                                         Company Common Stock: 250,000 shares
                                         QuadraMed Common Stock: 2,488 shares


                                    /s/ WILLIAM ALLEN
                                    -------------------------------------------
                                    Paine Webber Custodian FBO Karen Allen IRA

                                         Company Common Stock: 141,000 shares
                                         QuadraMed Common Stock: 1,403 shares


                                    /s/ WILLIAM ALLEN
                                    -------------------------------------------
                                    Paine Webber Custodian FBO William Allen III
                                    IRA

                                         Company Common Stock: 234,000 shares
                                         QuadraMed Common Stock: 2,328 shares

       [Signature Page No. 2 to Acquisition Agreement and Plan of Merger]

                                    /s/ MIRIAM G. GEARHART
                                    -------------------------------------------
                                    Miriam G. Gearhart

                                         Company Common Stock: 625,000 shares
                                         QuadraMed Common Stock: 6,219 shares


                                    /s/ JOSEPH F. NITTO
                                    -------------------------------------------
                                    Joseph F. Nitto

                                         Company Common Stock: 425,000 shares
                                         QuadraMed Common Stock: 4,229 shares


                                    /s/ DAVID R. HOLBROOKE
                                    -------------------------------------------
                                    David R. Holbrooke

                                         Company Common Stock: 566,315 shares
                                         QuadraMed Common Stock: 5,635 shares


                                    /s/ RICHARD S. GRIFFITH
                                    -------------------------------------------
                                    Richard S. Griffith

                                         Company Common Stock: 265,500 shares
                                         QuadraMed Common Stock: 2,642 shares


                                    /s/ RICHARD S. GRIFFITH
                                    -------------------------------------------
                                    Dean Witter Custodian FBO Richard S.
                                    Griffith IRA

                                         Company Common Stock: 500,000 shares
                                         QuadraMed Common Stock: 4,975 shares

       [Signature Page No. 3 to Acquisition Agreement and Plan of Merger]

                                    /s/ JAY RICHARD STRAUSS
                                    -------------------------------------------
                                    Jay Richard Strauss FBO Colin R. Holbrooke
                                    Trust

                                         Company Common Stock: 275,400 shares
                                         QuadraMed Common Stock: 2,740 shares


                                    /s/ MICHAEL D. MORF
                                    -------------------------------------------
                                    Michael D. Morf

                                         Company Common Stock: 175,000 shares
                                         QuadraMed Common Stock: 1,741 shares


                                    /s/ ROBERT T. ANGLE
                                    -------------------------------------------
                                    U.S. Clearing Corp. Custodian FBO
                                    Robert T. Angle

                                         Company Common Stock: 100,000 shares
                                         QuadraMed Common Stock: 995 shares


                                    /s/ ELIZABETH S. ROBERTS
                                    -------------------------------------------
                                    Elizabeth S. Roberts

                                         Company Common Stock: 100,000 shares
                                         QuadraMed Common Stock: 995 shares

       [Signature Page No. 4 to Acquisition Agreement and Plan of Merger]

                                   EXHIBIT "A"

                                MERGER AGREEMENT

                                   EXHIBIT "A"

                              CERTIFICATE OF MERGER
                                       OF
                       HEALTHCARE REVENUE MANAGEMENT, INC.
                                      INTO
                           HRM ACQUISITION CORPORATION

        The undersigned corporation organized and existing under and by virtue of the Delaware General Corporation Law does hereby certify:

        FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


         Name                                       State of Incorporation
         ----                                       ----------------------

         Healthcare Revenue Management, Inc.        Nevada
         HRM Acquisition Corporation                Delaware

        SECOND: That an Acquisition Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

        THIRD: That a stockholder vote approving the merger pursuant to the Acquisition Agreement and Plan of Merger between the parties to the merger need not be approved by the stockholders of the surviving constituent corporation pursuant to Section 251(f) of the Delaware General Corporation Law, and, as of the date hereof, the merger qualifies for Section 251(f) treatment.

        FOURTH: That the name of the surviving corporation of the merger is HRM Acquisition Corporation.

        FIFTH: That the authorized capital stock of the non-surviving corporation consists of _____________ shares of Common Stock, _______ par value, of which ___________ shares are duly and validly issued and outstanding.

        SIXTH: That the Certificate of Incorporation of HRM Acquisition Corporation, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

        SEVENTH: That the executed Acquisition Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 80 East Sir Francis Drake Boulevard, Suite 2A, Larkspur, California 94939.

        EIGHTH: That a copy of the Acquisition Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

        NINTH: That this Certificate of Merger shall be effective on the Merger Closing as that term is defined in the Acquisition Agreement and Plan of Merger (but in no event after the 90th day following the filing of this Certificate of Merger).

                                    HRM ACQUISITION CORPORATION


                                    By:
                                         ---------------------------------------
                                         James D. Durham, President

ATTEST:


------------------------------------
Keith M. Roberts, Secretary

                                   EXHIBIT "B"

                                 WRITTEN CONSENT

                                   EXHIBIT "C"

                               OPINION OF COUNSEL

                                   EXHIBIT "D"

                              EMPLOYMENT AGREEMENT

                                   EXHIBIT "E"

                                     RELEASE

                                     RELEASE

        This Release (the "Release") is being executed and delivered in accordance with Section 11.11 of that certain Acquisition Agreement and Plan of Merger dated September 23, 1997 (the "Agreement") by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), HRM Acquisition Corporation, a Delaware corporation ("Acquisition Co."), on the one hand, and Healthcare Revenue Management, Inc., a Nevada corporation (the "Company"), Steven D.
McCoy, the Steven D. McCoy IRA, Georgia A. Hansen, the Georgia A. Hansen IRA, William Allen, Paine Webber Custodian FBO Karen Allen IRA, Paine Webber Custodian FBO William Allen III IRA, Miriam G. Gearhart, Joseph F. Nitto, David
R. Holbrooke, Richard S. Griffith, Richard S. Griffith IRA, Jay Richard Strauss FBO Colin R. Holbrooke Trust, Michael D. Morf, U.S. Clearing Corp. FBO Robert T. Angle and Elizabeth S. Roberts, who constitute a majority of the stockholders of the Company (each, a "Majority Stockholder" and collectively, the "Majority Stockholders"). Capitalized terms used in this Release without definition shall have the respective meanings given to them in the Agreement.

        Each Majority Stockholder acknowledges that execution and delivery of this Release is a condition to the obligation of QuadraMed and Acquisition Co. to acquire the outstanding capital stock of the Company via the Exchange and Merger pursuant to the Agreement and that QuadraMed and Acquisition Co. are relying on this Release in consummating such purchase.

        Each Majority Stockholder, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce QuadraMed and Acquisition Co. to purchase the outstanding capital stock of the Company pursuant to the Agreement, hereby agrees as follows:

        Each Majority Stockholder, on behalf of himself or herself and each of his or her Related Parties hereby releases and forever discharges QuadraMed, Acquisition Co. and the Company, and each of their respective individual, joint or mutual, past, present and future representatives, affiliates, officers, directors, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Majority Stockholders or any of their respective Related Parties now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Exchange Closing or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Exchange Closing including, without limitation, any rights to indemnification or reimbursement from the Company, whether pursuant to their respective organizational documents, contracts or otherwise and whether or not relating to claims pending on, or asserted after, the Exchange Closing, and other than claims arising out of the Agreement.

        Each Majority Stockholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

        Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Majority Stockholder shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorneys fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of such Majority Stockholder or any of his, her or its Related Parties of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of such Majority Stockholder or any of his, her or its Related Parties against such third party of any claims or other matters purported to be released pursuant to this Release.

        If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflicts of law.

        All words used in this Release will be construed to be of such gender or number as the circumstances require.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of the date first written above.

MAJORITY STOCKHOLDERS


                                    /s/ STEVEN D. MCCOY
                                    -------------------------------------------
                                    Steven D. McCoy


                                    /s/ STEVEN D. MCCOY
                                    -------------------------------------------
                                    The Steven D. McCoy IRA


                                    /s/ GEORGIA A. HANSEN
                                    -------------------------------------------
                                    Georgia A. Hansen


                                    /s/ GEORGIA A. HANSEN
                                    -------------------------------------------
                                    The Georgia A. Hansen IRA


                                    /s/ WILLIAM ALLEN
                                    -------------------------------------------
                                    William Allen


                                    /s/ WILLIAM ALLEN
                                    -------------------------------------------
                                    Paine Webber Custodian FBO Karen Allen IRA


                                    /s/ WILLIAM ALLEN
                                    -------------------------------------------
                                    Paine Webber Custodian FBO William Allen
                                    III IRA


                                    /s/ MIRIAM G. GEARHART
                                    -------------------------------------------
                                    Miriam G. Gearhart


                                    /s/ JOSEPH F. NITTO
                                    -------------------------------------------
                                    Joseph F. Nitto

                                    /s/ DAVID R. HOLBROOKE
                                    -------------------------------------------
                                    David R. Holbrooke


                                    /s/ RICHARD S. GRIFFITH
                                    -------------------------------------------
                                    Richard S. Griffith


                                    /s/ RICHARD S. GRIFFITH
                                    -------------------------------------------
                                    The Richard S. Griffith IRA


                                    /s/ JAY RICHARD STRAUSS
                                    -------------------------------------------
                                    Jay Richard Strauss FBO Colin R.
                                    Holbrooke Trust


                                    /s/ MICHAEL D. MORF
                                    -------------------------------------------
                                    Michael D. Morf


                                    /s/ ROBERT T. ANGLE
                                    -------------------------------------------
                                    U.S. Clearing Corp. FBO Robert T. Angle


                                    /s/ ELIZABETH S. ROBERTS
                                    -------------------------------------------
                                    Elizabeth S. Roberts



                           [SIGNATURE PAGE TO RELEASE]

                                  EXHIBIT "F"


                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

        This Escrow Agreement (the "Agreement") is dated September 29, 1997 by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), HRM Acquisition Corporation, a Delaware corporation ("Acquisition Co."), (QuadraMed and Acquisition Co. are collectively referred to herein as the "Buyers"), Healthcare Revenue Management, Inc., a Nevada corporation (the "Company"), Steven D. McCoy, William Allen III, Miriam G. Gearhart and Joseph F. Nitto (individually, a "Management Stockholder" and collectively, the "Management Stockholders") (the Company and the Management Stockholders are collectively referred to herein as the "Sellers") and State Street Bank and Trust Company, as escrow agent (the "Escrow Agent").

        WHEREAS, this Agreement is being entered into by the parties hereto pursuant to Section 15.2(c) of that certain Acquisition Agreement and Plan of Merger of even date herewith by and among the Buyers and the Majority Stockholders, in the form attached hereto as Exhibit "A" and incorporated herein by this reference (the "Merger Agreement"). Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Merger Agreement.

        The parties, intending to be legally bound, hereby agree as follows:

        1. Establishment of Escrow. The Buyers are depositing with the Escrow Agent nine thousand four hundred seventy-three (9,473) shares of QuadraMed Common Stock, duly endorsed in blank or with appropriate executed stock powers (the "Escrow Fund"), and the Escrow Agent acknowledges receipt thereof. The Escrow Agent hereby agrees to act as escrow agent and to hold in an account designated as "the QuadraMed Corporation Escrow Account" or an account having such other similar designation, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

        2. Claims. From time to time on or before the expiration of the one (1) year period following the Exchange Closing (the "Survival Period"), the Buyers may give written notice (a "Notice") to the Sellers and the Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") they may have under Article XV of the Merger Agreement. The Buyers may make more than one claim with respect to any underlying state of facts. If the Sellers give written notice to the Buyers and the Escrow Agent disputing any Claim (a "Counter Notice") within fifteen (15) days following receipt by the Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided below. If no Counter Notice is received by the Escrow Agent within such fifteen (15) day period, then the dollar amount of Damages claimed by the Buyers as set forth in their Notice shall be deemed established for purposes of this Agreement and the Merger Agreement and, at the end of such fifteen (15) day period, the Escrow Agent shall assign, transfer and convey to the Buyers an amount of shares from the Escrow Fund with an aggregate Fair Market Value equal to each such Claim. The Escrow Agent shall have no responsibility to independently calculate or otherwise determine the amount of shares from the Escrow Fund with an aggregate Fair Market Value equal to a Claim, but may rely conclusively upon the specifications of such amounts by the other parties hereto in their related written requests and instructions. The Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Merger Agreement. If a Counter Notice is given with respect to a Claim, the Escrow Agent shall make payment with respect thereto only (i) to the extent a Claim is not disputed by a Counter Notice, (ii) in accordance with joint written instructions of the Buyers and the Sellers or (iii) in accordance with a final non-appealable order of an arbitration panel as described in Section 17.8 of the Merger Agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

        3. Termination of Escrow. On the fifth (5th) business day following the expiration of the Survival Period, the Escrow Agent shall pay and distribute the then amount of the Escrow Fund to the Sellers in proportion to their relative stockholdings in the Company pursuant to written instructions from the Sellers setting forth their relative stockholdings in the Company, unless (i) any Claims are then pending, in which case an amount of shares with an aggregate Fair Market Value equal to the aggregate dollar amount of such Claims (as such amount of shares is shown in the Notices of such Claims) shall be retained by the Escrow Agent in the Escrow Fund (and the balance paid to the Sellers in such proportions, pursuant to written instructions from the Seller setting forth their relative stockholdings in the Company) or (ii) the Buyers have given notice to the Sellers and the Escrow Agent specifying in reasonable detail the nature of any other Claim it may have under Article XV of the Merger Agreement with respect to which it is unable to specify the amount of Damages, in which case the entire Escrow Fund shall be retained by the Escrow Agent, in either case until it receives joint written instructions of the Buyers and the Sellers or a final non-appealable order of an arbitration panel as contemplated by
Section 2 above. The Escrow Agent shall have no duty to calculate the amount of shares with an aggregate Fair Market Value equal to the aggregate dollar amount of any claims, but may rely conclusively upon the specifications of such amounts by the other parties hereto in their written requests and instructions.

        4. Duties of Escrow Agent.

           (a) The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder.

           (b) The Escrow Agent and its directors, officers and employees shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor the Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys fees and disbursements, arising out of and in connection with this Agreement. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

           (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

           (d) The Escrow Agent may act pursuant to the advice of counsel, including in-house counsel, with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

           (e) The Escrow Agent does not have any interest in the Escrow
Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent at the signing of this Agreement with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications.
Section 4(b) and this Section 4(e) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent. The parties hereto understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund.

           (f) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

           (g) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

           (h) The Escrow Agent (and any successor the Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor the Escrow Agent jointly designated by the other parties hereto in writing, or to the arbitration panel described in Section 17.8 of the Merger Agreement, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor the Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent and the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of a successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

               (i) In the event of any disagreement between the other parties hereto resulting in adverse Claims or demands being made in connection with the Escrow Fund, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Fund without liability to anyone until the Escrow Agent shall have received (i) a final non-appealable order of the arbitration panel described in
Section 17.8 of the Merger Agreement directing delivery of the Escrow Fund or
(ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Fund.

               (j) The Buyers shall pay the Escrow Agent compensation (as payment in full) for the services to be rendered by the Escrow Agent hereunder in the amount of $2,500 at the time of execution of this Agreement and agree to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any fees or expenses of the Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by the Escrow Agent hereunder and to the extent such property is insufficient to pay the fees and expenses of the Escrow Agent, the fees and expenses will be borne by the Buyers; provided, however, that the Buyers shall reimburse the Sellers to the extent that any fees and expenses due hereunder are paid to the Escrow Agent from the Escrow Fund. The Escrow Agent shall be entitled to reimbursement on demand to the Buyers for all reasonable legal fees and expenses incurred in connection with the preparation and administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including, without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with resolution of any Claim by any party hereunder.

               (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mention the Escrow Agent's name or the rights, powers or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

               (l) The Buyers and the Sellers, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of the Escrow Fund under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent in any such payment or other activities under this Agreement. The Buyers and the Sellers undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certificates and governmental reporting in connection with its acting as Escrow Agent under this Agreement. The Buyers and the Sellers, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including, without limitation, the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

               (m) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

        5. Limited Responsibility. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto, including the Merger Agreement, except this Agreement.

        6. Ownership. The Buyers acknowledge and agree that the Sellers shall be treated as the owners of and shall retain all rights of ownership to any and all portion of the Escrow Fund not distributed to the Buyers hereunder, and, accordingly, the Sellers shall retain all voting rights and rights to dividends with respect to such shares. The Sellers agree that, for purposes of federal and other taxes based on income, the Sellers will be treated as the owners of the Escrow Fund, and that the Sellers will report all income, if any, that is earned on, or derived from, the Escrow Fund as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

        7. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Buyers:           QuadraMed Corporation
                            Attention: Keith M. Roberts, Esq.
                            80 East Sir Francis Drake Boulevard, Suite 2A
                            Larkspur, California 94939
                            Facsimile: (415) 464-3953

With a required copy to:    Zevnik Horton Guibord & McGovern, L.L.P.
                            Attention: Steven G. Rowles, Esq.
                            101 West Broadway Street, 17th Floor
                            San Diego, California 92101
                            Facsimile: (619) 515-9629

If to the Sellers:          Healthcare Revenue Management, Inc.
                            Attention: Steven D. McCoy
                            301 Mission Street, 5th Floor
                            San Francisco, California 84105
                            Facsimile: (415) 227-4677

With a required copy to:    Foley McIntosh & Foley
                            Attention: Jay Richard Strauss, Esq.
                            3675 Mt. Diablo Boulevard, Suite 250
                            Lafayette, California 94549
                            Facsimile: (510) 284-3029

If to the Escrow Agent:     State Street Bank and Trust Company
                            Two International Place
                            Boston, Massachusetts 02110
                            Attention: Corporate Trust Department, Fifth Floor
                            QuadraMed Corporation Escrow Agreement
                            Facsimile: (617) 664-5371

        8. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same. This Agreement may be executed by facsimile, with such facsimile copy to serve as conclusive evidence of the consent and ratification of the matters contained herein by the parties hereto.

        9. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

       10. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

       11. Exclusive Agreement; Modification. This Agreement and the Merger Agreement supersede all prior agreements among the parties with respect to its subject matter and constitute (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyers, the Sellers and the Escrow Agent.

       12. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

       13. Consent to Jurisdiction and Service. The Buyers and the Sellers hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any federal court located in the Commonwealth of Massachusetts in connection with any actions or proceedings brought against the Buyers and the Sellers by the Escrow Agent arising out of or relating to this Agreement. In any such action or proceeding, the Buyers and the Sellers hereby absolutely and irrevocably waive personal service of any summons, complain, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to the Buyers and the Sellers, as the case may be, at their respective addresses in accordance with Section 7 hereof.

       14. Force Majeure. Neither the Buyers nor the Sellers nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

       15. Binding Effect. This Agreement shall be binding upon the respective parties hereto and their respective heirs, executors, successors and assigns.

       16. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first written above.

QUADRAMED                           QUADRAMED CORPORATION


                                    By: /s/ JOHN V. CRACCHIOLO
                                    -------------------------------------------
                                    Name: John V. Cracchiolo
                                    Title: Executive Vice President &
                                    Treasurer

ACQUISITION CO.                     HRM ACQUISITION CORPORATION


                                    By: /s/ KEITH ROBERTS
                                    -------------------------------------------
                                    Name: Keith Roberts
                                    Title: Secretary



COMPANY                             HEALTHCARE REVENUE MANAGEMENT, INC.


                                    By: /s/ STEVEN D. MCCOY
                                    -------------------------------------------
                                    Steven D. McCoy, President



ESCROW AGENT                        STATE STREET BANK AND TRUST COMPANY


                                    By: E. DECKER ADAMS
                                    -------------------------------------------
                                    Name: E. Decker Adams
                                    Title: Vice President




                   [SIGNATURE PAGE NO. 1 TO ESCROW AGREEMENT]

MANAGEMENT STOCKHOLDERS

                                    /s/ STEVEN D. MCCOY
                                    -------------------------------------------
                                    Steven D. McCoy




                                    /s/ WILLIAM ALLEN III
                                    -------------------------------------------
                                    William Allen III




                                    /s/ MIRIAM G. GEARHART
                                    -------------------------------------------
                                    Miriam G. Gearhart




                                    /s/ JOSEPH F. NITTO
                                    -------------------------------------------
                                    Joseph F. Nitto




                   [SIGNATURE PAGE NO. 2 TO ESCROW AGREEMENT]

                                   EXHIBIT "G"

                               OPINION OF COUNSEL